EXECUTION COPY



















                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                             LUXOTTICA GROUP S.P.A.

                           COLORADO ACQUISITION CORP.

                                       AND

                            COLE NATIONAL CORPORATION


                          DATED AS OF JANUARY 23, 2004





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                                TABLE OF CONTENTS
                                -----------------


ARTICLE I     THE MERGER.....................................................2
              Section 1.01.The Merger........................................2
              Section 1.02.Effective Time; Closing...........................2
              Section 1.03.Effects of the Merger.............................2
              Section 1.04.Certificate of Incorporation and By-Laws of
                           the Surviving Corporation.........................3
              Section 1.05.Directors.........................................3
              Section 1.06.Officers..........................................3
              Section 1.07.Conversion of Shares..............................3
              Section 1.08.Conversion of Merger Sub Common Stock.............3
              Section 1.09.Dissenting Shares.................................4
              Section 1.10.Company Stock-Based Arrangements..................4

ARTICLE II    PAYMENT FOR SHARES.............................................6
              Section 2.01.Payment for Shares................................6

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................8
              Section 3.01.Organization and Qualification; Subsidiaries......8
              Section 3.02.Certificate of Incorporation and By-Laws..........9
              Section 3.03.Capitalization....................................9
              Section 3.04.Authority Relative to this Agreement.............11
              Section 3.05.No Conflict; Required Filings and Consents.......12
              Section 3.06.Compliance with Agreements.......................12
              Section 3.07.SEC Reports and Financial Statements.............13
              Section 3.08.Off-Balance Sheet Arrangements...................14
              Section 3.09.Information......................................14
              Section 3.10.Litigation.......................................15
              Section 3.11.Compliance with Applicable Laws..................15
              Section 3.12.Employee Benefit Plans and Arrangements..........15
              Section 3.13.Intellectual Property............................17
              Section 3.14.Environmental Matters............................17
              Section 3.15.Taxes............................................18
              Section 3.16.Absence of Certain Material Adverse Changes......19
              Section 3.17.Affiliate Transactions...........................19
              Section 3.18.Real Property....................................19
              Section 3.19.Labor Matters....................................19
              Section 3.20.Material Contracts...............................20
              Section 3.21.Opinion of Financial Advisor.....................20
              Section 3.22.Rights Agreement.................................20
              Section 3.23.HAL Standstill Waiver............................21
              Section 3.24.Brokers..........................................21

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER
              SUB...........................................................22
              Section 4.01.Organization and Qualification...................22
              Section 4.02.Authority Relative to this Agreement.............22
              Section 4.03.No Conflict; Required Filings and Consents.......23
              Section 4.04.Information......................................23
              Section 4.05.Financing........................................24
              Section 4.06.Ownership of Shares..............................24
              Section 4.07.Brokers..........................................24

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ARTICLE V     COVENANTS.....................................................24
              Section 5.01.Conduct of Business of the Company...............24
              Section 5.02.Access to Information; Control of Operations.....28
              Section 5.03.Further Assurances; Reasonable Best Efforts......29
              Section 5.04.Filings; Consents................................29
              Section 5.05.Public Announcements.............................31
              Section 5.06.Indemnification; Employees and Employee
                           Benefits.........................................31
              Section 5.07.No Solicitation..................................34
              Section 5.08.Preparation of the Proxy Statement...............36
              Section 5.09.Stockholder's Meeting............................37
              Section 5.10.Notification of Certain Matters..................37
              Section 5.11.State Takeover Laws..............................38
              Section 5.12.Stockholder Litigation...........................38
              Section 5.13.Merger Sub.......................................38
              Section 5.14.No Acquisition of Shares.........................38

ARTICLE VI    CONDITIONS TO CONSUMMATION OF THE MERGER......................38
              Section 6.01.Conditions to the Obligations of Each Party......38
              Section 6.02.Conditions to the Obligations of Parent and
                           Merger Sub.......................................39
              Section 6.03.Conditions to the Obligations of the Company.....39

ARTICLE VII   TERMINATION; AMENDMENTS; WAIVER...............................40
              Section 7.01.Termination......................................40
              Section 7.02.Effect of Termination............................42
              Section 7.03.Fees and Expenses................................42
              Section 7.04.Amendment........................................43
              Section 7.05.Extension; Waiver................................43

ARTICLE VIII  MISCELLANEOUS.................................................43
              Section 8.01.Non-Survival of Representations and
                           Warranties.......................................43
              Section 8.02.Entire Agreement; Assignment.....................44
              Section 8.03.Validity.........................................44
              Section 8.04.Notices..........................................44
              Section 8.05.Governing Law; Jurisdiction......................45
              Section 8.06.Waiver of Jury Trial.............................45
              Section 8.07.Descriptive Headings, etc........................46

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              Section 8.08.Counterparts; Execution and Delivery by
                           Facsimile........................................46
              Section 8.09.Parties in Interest; No Third Party
                           Beneficiaries....................................46
              Section 8.10.Certain Definitions..............................46
              Section 8.11.Specific Performance.............................47

                                     - iii-

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                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of January 23, 2004, by and among Luxottica Group S.p.A., an Italian corporation ("Parent"), Colorado Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Merger Sub"), and Cole National Corporation, a Delaware corporation (the "Company").

      WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement, which contemplates the merger of Merger Sub with and into the Company, as set forth below (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, upon the consummation of the Merger, each issued and outstanding share of common stock, $.001 par value per share, of the Company (each a "Share" and collectively, the "Shares") will be converted into the right to receive $22.50 per share in cash (without interest) (the "Merger Price"), upon the terms and subject to the limitations and conditions of this Agreement;

      WHEREAS, concurrently herewith, the Company has executed and delivered to HAL International N.V., a Netherlands Antilles corporation ("HAL"), a waiver (the "HAL Standstill Waiver"), a copy of which has been delivered to Parent, pursuant to which the Company has waived certain of the provisions of the Standstill Agreement, dated as of November 22, 1999 (as it may thereafter have been amended, the "HAL Standstill Agreement"), between the Company and HAL, on the terms and subject to the limitations specified therein;

      WHEREAS, as an inducement to Parent and Merger Sub to enter into this Agreement, concurrently herewith, Larry Pollock ("Pollock") has entered into an agreement (the "Pollock Voting Agreement") with Parent and Merger Sub to vote his Shares in favor of this Agreement and the Merger on the terms and subject to the limitations specified therein;

      WHEREAS, the Board of Directors of the Company (the "Board") has approved the terms of the Pollock Voting Agreement;

      WHEREAS, the Board is recommending that the Company's stockholders approve this Agreement and the Merger;

      WHEREAS, the Board has taken such action as is necessary so that the restrictions on transactions with "interested stockholders" set forth in Section 203 of the DGCL (the "Interested Stockholder Statute") and Article TENTH of the Company's certificate of incorporation do not apply and will not apply to Parent, Merger Sub or affiliates or associates of Parent or Merger Sub as a result of the transactions contemplated by this Agreement and the Pollock Voting Agreement; and

      WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

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      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and the Company agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.01. THE MERGER. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the DGCL, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and an indirect wholly-owned subsidiary of Parent. At the option of Parent and provided that such amendment does not delay the Effective Time, the Merger may be structured so that the Company shall be merged with and into Merger Sub or another direct or indirect wholly-owned Subsidiary of Parent, with Merger Sub or such other Subsidiary of Parent continuing as the Surviving Corporation, or that another direct or indirect wholly-owned Subsidiary of Parent shall be merged with and into the Company, with the Company as the Surviving Corporation; PROVIDED, HOWEVER, that (y) the Company shall be deemed not to have breached any of its representations and warranties herein which, absent such election, would not have been breached, and (z) such election would not adversely affect in any manner the Company or the stockholders of the Company. As a condition to such election, the parties (and such additional Subsidiary) shall execute an appropriate amendment to this Agreement in order to reflect such election.

     Section 1.02. EFFECTIVE TIME; CLOSING. The closing (the "Closing") will be held at the offices of Winston & Strawn, 200 Park Avenue, New York, New York at 10:00 A.M., New York, New York time, on the fifth business day following the date of the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions), or such other place and time as Parent and the Company may agree (the "Closing Date"). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware law. The Merger shall become effective at such time at which such Certificate of Merger shall be duly filed with the Secretary of State of the State of Delaware, or at such later time reflected in such Certificate of Merger as shall be agreed by Parent and Company (the time that such Merger becomes effective, the "Effective Time").

     Section 1.03. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

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     Section 1.04. CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING
CORPORATION.

     (a) At the Effective Time, the restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth in Exhibit A attached hereto and incorporated by reference herein, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

     (b) At the Effective Time, the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in their entirety as set forth in Exhibit B attached hereto and incorporated by reference herein, and, as so amended and restated, shall be the by-laws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

     Section 1.05. DIRECTORS. Subject to applicable law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     Section 1.06. OFFICERS. The individuals specified by Parent in writing to the Company at least two business days prior to the Closing Date shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     Section 1.07. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held by Parent, Merger Sub, any wholly-owned Subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly-owned Subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and shall cease to exist with no payment being made with respect thereto, and other than any Shares constituting Dissenting Shares (as defined below)) shall be converted into and represent the right to receive in cash the Merger Price. At the Effective Time, all Shares that have been converted into the right to receive the Merger Price as provided in this Section 1.07 shall be automatically cancelled and shall cease to exist and the holders of certificates which immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Price, without interest thereon, upon surrender of such certificates in accordance with Article II hereof.

     Section 1.08. CONVERSION OF MERGER SUB COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

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     Section 1.09. DISSENTING SHARES. Notwithstanding anything contained in this
Agreement to the contrary, no Shares issued and outstanding immediately prior to the Effective Time, the holder of which (i) has not voted in favor of the Merger or consented thereto in writing, (ii) has demanded its rights to appraisal in accordance with Section 262 of the DGCL, and (iii) has not effectively withdrawn or lost its rights to appraisal (the "Dissenting Shares"), shall be converted into the right to receive the Merger Price. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all Dissenting Shares shall be cancelled and shall cease to exist and shall represent the right to receive only those rights provided under the DGCL. If, after the Effective Time, any holder of Dissenting Shares withdraws, loses or fails to perfect its rights to appraisal, then (i) such Dissenting Shares shall be treated as if they had been converted into the right to receive the Merger Price as of the Effective Time and (ii) such holder shall also be entitled to those rights (without duplication) granted under Section 262 of the DGCL. The Company shall promptly notify Parent upon the receipt of any written demands for appraisal under Section 262 of the DGCL and any withdrawals of such demands, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not settle, offer to settle or make any payment with respect to such demands unless it receives prior written consent from Parent.

     Section 1.10. COMPANY STOCK-BASED ARRANGEMENTS.

     (a) COMPANY OPTIONS. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all outstanding and unexpired options and similar rights to acquire Shares (other than Company Stock-Based Awards and rights to acquire Shares pursuant to the Stock Purchase Plan, as such terms are defined in Section 1.10(b) and Section 1.10(c) below), regardless of whether or not such options or rights have vested (the "Company Options"), including, without limitation, Company Options granted pursuant to the Company's (i) 1992 Management Stock Option Plan, (ii) 1993 Management Stock Option Plan, as amended, (iii) 1996 Management Stock Option Plan, (iv) Amended and Restated 1998 Equity and Performance Incentive Plan, (v) 1999 Broad-Based Employee Stock Plan, and (vi) Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors, as amended (collectively, the "Option Plans"), shall be cancelled and each holder of a cancelled Company Option shall be entitled to receive, at the Effective Time, in consideration for the cancellation of each such Company Option, an amount in cash equal to the product of (x) the number of Shares subject to such Company Option immediately prior to the Effective Time and (y) the excess, if any, of the Merger Price over the exercise price per Share subject to such Company Option, payable to such holder, without interest thereon.

     (b) COMPANY STOCK-BASED AWARDS. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof: (i) all restricted stock units, if any, outstanding immediately prior to the Effective Time under the Company's 1999 Broad-Based Employee Stock Plan that shall not yet have been replaced by issued Shares upon the lapse of the applicable forfeiture condition, and (ii) all rights to receive Shares in lieu of fees for service as a director of the Company, if any, outstanding immediately prior to the Effective Time under the Company's Non-Employee Director and Employee Deferred Compensation Plan that shall not yet have been replaced by issued Shares (such restricted stock units and rights to receive Shares referred to in clauses (i) and (ii) are referred to herein as "Company Stock-Based Awards"), shall be cancelled and each holder of a cancelled Company Stock-Based Award shall be entitled to

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receive, at the Effective Time, in consideration for the cancellation of such
Company Stock-Based Award, an amount in cash equal to the product of (x) the number of Shares subject to such Company Stock-Based Award immediately prior to the Effective Time and (y) the Merger Price, payable to such holder, without interest thereon. All dividend equivalents, if any, credited to the account of each holder of a Company Stock-Based Award as of the Effective Time shall be distributed to the holder of such Company Stock-Based Award at the Effective Time, payable to such holder, without interest thereon.

     (c) STOCK PURCHASE PLAN. At the Effective Time, the Company's Amended and Restated 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan") shall be cancelled and each participant therein shall be entitled to receive, in lieu of any other amounts otherwise payable to such participant under the Stock Purchase Plan with respect to the then current Offering Period (as defined therein), an amount in cash equal to the product of (x) the number of whole and fractional Shares, if any, that would have been, but shall not yet have been, purchased for such participant pursuant to Section 9 of the Stock Purchase Plan in connection with a change of control of the Company (as defined therein) and
(y) the Merger Price, without interest thereon.

     (d) RESTRICTED STOCK AWARDS. Any restrictions on each Share
("Restricted Share") issued under any of the Plans (as defined in Section 3.12(a) below) or otherwise shall lapse immediately prior to, and effective upon the occurrence of, the Effective Time, and each Restricted Share shall be fully vested in each holder thereof at such time, and each such Restricted Share will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions (including the condition set forth in Section 2.01(f)) as, each Share not subject to any restrictions. All dividend equivalents, if any, credited to the account of each holder of a Restricted Share as of the Effective Time shall be distributed to the holder of such Restricted Share at the Effective Time.

     (e) ACTIONS. Prior to the Effective Time, the Company shall deliver to the holders of Company Options and Company Stock-Based Awards and each participant in the Stock Purchase Plan appropriate notices, in form and substance reasonably acceptable to Parent, setting forth such holders' rights pursuant to this Agreement. The Company shall take all action as is necessary prior to the Effective Time to terminate all Option Plans and the Stock Purchase Plan (including such actions as are necessary to amend each Option Plan and the Stock Purchase Plan to cancel the Company Options, Company Stock-Based Awards and other rights granted pursuant to such Option Plan or Stock Purchase Plan) so that at and after the Effective Time, no current or former employee, director, consultant or other person shall have any option to purchase or right to receive any Company Options or Company Stock-Based Awards, or shall be entitled under the Stock Purchase Plan to require the Company to purchase Shares for his or her benefit. Not more than ten nor less than three business days prior to the anticipated Effective Time, the Company shall deliver to Parent a list, in form reasonably acceptable to Parent, of (x) the number of Company Options and Company Stock-Based Awards expected to be outstanding immediately prior to the Effective Time, and the names of the holders thereof and (y) the number of Shares expected to be issuable pursuant to the Stock Purchase Plan as of the Effective Time and the names of the participants in the Stock Purchase Plan to whom such Shares are issuable, in each case together with the applicable addresses, tax identification numbers and other information relating to such holders and participants as Parent may reasonably require in connection with the payments to be made pursuant to this Section 1.10. Parent may take such

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actions, as promptly as practicable, prior to making any payment under this
Section 1.10, as are reasonably necessary and appropriate in order to verify the right of any person to receive such a payment hereunder, the identifying information relating to such person and whether any withholding is required with respect thereto and, if so, the amount thereof.

                                   ARTICLE II

                               PAYMENT FOR SHARES

     Section 2.01. PAYMENT FOR SHARES.

     (a) From and after the Effective Time, a bank or trust company mutually acceptable to Parent and the Company shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in respect of certificates (the "Share Certificates") that, prior to the Effective Time, represented Shares entitled to payment of the Merger Price pursuant to Section
1.07. Prior to the Effective Time, Parent shall enter into a paying agent agreement with the Paying Agent in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, in trust with the Paying Agent the aggregate Merger Price to which holders of Shares shall be entitled at the Effective Time pursuant to Section 1.07 (such funds being hereinafter referred to as the "Exchange Fund"). Parent shall be obligated to, from time to time, deposit any additional funds necessary to pay the aggregate Merger Price with respect to Shares outstanding at the Effective Time.

     (b) Promptly after the Effective Time, the Paying Agent shall, and
Parent shall cause the Paying Agent to, mail to each record holder of Share Certificates that immediately prior to the Effective Time represented Shares (other than Share Certificates representing Shares held by Parent or Merger Sub, any wholly-owned Subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly-owned Subsidiary of the Company, and other than Dissenting Shares) a form of letter of transmittal, in form and substance reasonably satisfactory to Parent, which shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates shall pass, only upon proper delivery of the Share Certificates to the Paying Agent, and instructions for use in surrendering such Share Certificates and receiving the aggregate Merger Price in respect thereof. Upon the surrender of each such Share Certificate for cancellation to the Paying Agent or to such additional agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Share Certificate shall be paid the Merger Price multiplied by the number of Shares formerly represented by such Share Certificate in consideration therefor, and such Share Certificate shall forthwith be cancelled. Until so surrendered, each such Share Certificate (other than Share Certificates representing Shares held by Parent or Merger Sub, by any wholly-owned Subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly-owned Subsidiary of the Company, and other than Dissenting Shares) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Share Certificate formerly representing Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Price that the Share

                                      - 6 -

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Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Share Certificate shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Share Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

     (c) Promptly following the date which is 180 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Share Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Share Certificate formerly representing a Share may surrender such Share Certificate to the Surviving Corporation and, subject to the applicable abandoned property, escheat and similar laws, receive in exchange therefor the aggregate consideration relating thereto, without any interest or dividends thereon, as provided in this Agreement.

     (d) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Share Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in exchange for the payment of the aggregate consideration as provided in this Agreement.

     (e) None of Parent, Merger Sub, the Company nor the Surviving
Corporation shall be liable to any holder of the Shares, Company Options, Company Stock-Based Awards or other securities for any consideration to be paid in the Merger delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Each of the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Company Options, Company Stock-Based Awards or other securities such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Company Options, Company Stock-Based Awards or other securities in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

     (g) If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as Parent or the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to the alleged loss, theft or destruction of such Share Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate, the Merger Price, without any interest thereon.

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     (h) The Paying Agent shall invest the funds constituting the Exchange
Fund as directed by Parent. Any interest or other income resulting from such investment shall be paid to Parent. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Parent and Merger Sub, except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the date of the execution and delivery of this Agreement and identified as such by the Company (the "Company Disclosure Schedule"), that:

     Section 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Section 3.01 of the Company Disclosure Schedule sets forth the number of shares of capital stock or other equity interests owned by the Company and its Subsidiaries in its Significant Subsidiaries (as defined below) and the number of shares held by the Company in Pearle Europe B.V. and the percentage of all of the issued and outstanding shares of capital stock or other equity interests of each such person represented by such shares. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be so organized, existing or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company (as defined below). The Company and each of its Subsidiaries has the requisite power (corporate or otherwise) and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority or to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The term "Subsidiary," as used in this Agreement, means, with respect to any entity, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is consolidated with such entity for financial reporting purposes. The term "Significant Subsidiary," as used in this Agreement, shall, as to the Subsidiaries of the Company, have the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act") and as in effect on the date of this Agreement, as determined for the fiscal year ended February 1, 2003, and shall also include certain Subsidiaries of the Company that are not covered by such definition but are specified as "Significant Subsidiaries" in Section 3.01 of the Company Disclosure Schedule. Section 3.01 of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation and principal line of business of each Subsidiary of the Company and identifies each Subsidiary that is a Significant Subsidiary. The term "Material Adverse Effect on the Company," as used in this Agreement, means any change or effect that is or would reasonably be expected to be materially adverse to the business, financial condition or revenues of the Company and its Subsidiaries, taken as a whole, except for any such effects or changes arising out of or relating to (i) the announcement of the transactions contemplated by this Agreement or actions by Parent, Merger Sub or the Company required to be taken pursuant to this Agreement, (ii) changes in general economic or political conditions or the securities markets, (iii) changes in laws, rules, regulations or orders of any Governmental Entity (as defined herein) or interpretations thereof by any Governmental Entity or changes in accounting rules, (iv) changes affecting generally the industries in which the Company or its Subsidiaries conduct business, (v) the termination or failure to renew the license agreement to operate optical departments in Target Stores, whether at the end of the current contract term or following any extensions or renewals thereof, provided the costs and expenses related thereto are not materially greater than the estimates disclosed in the Company's quarterly report on Form 10-Q for the fiscal quarter ended November 1, 2003, (vi) the SEC Investigation Matters (as defined herein), including any settlement, compromise or consent made in compliance with the terms of this Agreement or the entry of any order or decree in connection therewith or (vii) the case entitled People of the State of California v. Cole National Corporation, et. al. or related cases (the "California Litigation Matters"), including any settlement, compromise or consent made in compliance with the terms of this Agreement, but excluding any other settlement, compromise or consent or any change or effect arising out of or relating to any other judgment, order or decree in connection therewith.

     Section 3.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Parent and Merger Sub an accurate and complete copy of the certificate of incorporation and by-laws, each as amended to the date hereof, of the Company. Such certificate of incorporation and by-laws are in full force and effect. The Company is not in violation of any provision of its certificate of incorporation or by-laws.

     Section 3.03. CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 Shares and 5,000,000 shares of preferred stock ("Preferred Stock"), of which 400,000 shares of Preferred Stock are designated as Series A Junior Participating Preferred Stock. As of the close of business on December 27, 2003, there were 16,645,571 Shares issued and outstanding, and 548,379 Shares were held in treasury and no shares of Preferred Stock were issued and outstanding. The Company has no shares of capital stock reserved for issuance, except that, as of December 27, 2003, there were (i) 3,378,045 Shares reserved for issuance pursuant to the Option Plans, the Stock Purchase Plan and the Company Stock-Based Awards and (ii) 400,000 shares of Series A Junior Participating Preferred Stock reserved for issuance pursuant to the Company's Rights Agreement, dated as of November 22, 1999, by and between the Company and National City Bank, as Rights Agent (the "Rights Agreement"). As of the date of this Agreement, there are outstanding Company Stock-Based Awards in the form of restricted stock units which have not yet been replaced by issued Shares representing an aggregate of 59,026 Shares. As of the date of this Agreement, there are outstanding Company Stock-Based Awards in the form of rights to receive Shares in lieu of fees for service as a director of the Company that have not yet been replaced by issued Shares representing an aggregate of 45,333 Shares. Set forth in Section 3.03 of the Company Disclosure Schedule are: (i) the number of Shares originally made subject to the Stock Purchase Plan; (ii) the number of Shares that, as of January 1, 2004, had been issued pursuant to the Stock Purchase Plan or are issuable to participants in respect of the cycle ended December 31, 2003; (iii) the number of Shares that, as of the date of this Agreement, remain issuable pursuant to the Stock Purchase Plan; and (iv) an estimate of the maximum dollar amount that could be contributed to the Stock Purchase Plan in respect of the period from January 1 through June 30, 2004 based on the current salary of the participants. There are no other shares of capital stock of the Company authorized, or, as of

December 27, 2003, issued or outstanding. Section 3.03 of the Company Disclosure Schedule sets forth, as of December 27, 2003, (i) the names of the record holders of all outstanding Company Options and the number of Shares, exercise prices and expiration dates of each grant to each such holder and (ii) the names of the record holders of all outstanding Company Stock-Based Awards and the number of Shares issuable to each such holder. Since December 27, 2003, the Company has not issued any shares of capital stock or securities exchangeable or convertible into capital stock except for (A) rights to acquire Series A Junior Participating Preferred Stock (the "Preferred Stock Purchase Rights") issued pursuant to the Rights Agreement that attach to Shares issued since such date and prior to the date of this Agreement or pursuant to the following clause (E),
(B) Company Options granted pursuant to the Option Plans since such date and prior to the date of this Agreement or granted pursuant to the Option Plans since such date in compliance with the terms of this Agreement, (C) Company Stock-Based Awards granted since such date and prior to the date of this Agreement or Company Stock-Based Awards issued in compliance with the terms of this Agreement, (D) participation rights granted pursuant to the Stock Purchase Plan since such date and prior to the date of this Agreement or participation rights granted in compliance with the terms of this Agreement, and (E) Shares issued pursuant to the Stock Purchase Plan or the exercise of Company Options or the conversion to Shares of Company Stock-Based Awards granted prior to the date of this Agreement or in compliance with the terms of this Agreement. All of the outstanding Shares are, and all Shares which may be issued pursuant to the exercise of outstanding Company Options, in respect of the Company Stock-Based Awards or under the Stock Purchase Plan, will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and are not subject to nor were they issued in violation of any preemptive rights (or similar rights). There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into, or exchangeable for, securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except for the Company Options, the Company Stock-Based Awards, participation rights granted pursuant to the Stock Purchase Plan, the Preferred Stock Purchase Rights referred to in the preceding provisions of this Section 3.03 (including, for any period after the date of this Agreement, those constituting Permitted Issuances (as defined in Section 5.01(c)) and options, subscriptions or other rights issued and outstanding which are held by the Company or any Subsidiary in any other Subsidiary, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, nor are there any obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to any third-party to repurchase, redeem or otherwise acquire any Shares or other capital stock of the Company or any of its Subsidiaries. Except for the HAL Standstill Agreement and the Pollock Voting Agreement, to the knowledge of the Company, as of the date of this Agreement, there are no voting agreements with respect to the Shares which affect or relate to the voting of, or the execution of written consents with respect to, or the solicitation of proxies relating to the voting of, any security of the Company or any of its Subsidiaries. Each of the outstanding shares of capital stock of each of the Company's

Subsidiaries is validly issued, fully paid and nonassessable, and, such shares of the Company's Subsidiaries are owned, beneficially and of record, by the Company or by a Subsidiary of the Company, in each case, free and clear of any lien, claim, option, charge, security interest or encumbrance (any of the foregoing being a "Lien"), other than Liens imposed by or arising under applicable law or which are not material, but in any event excluding any Lien in the nature of a consensual pledge or security interest. Neither the Company nor any Subsidiary owns, directly or indirectly, any capital stock of, or any other interest in, any entity other than its Subsidiaries and Pearle Europe B.V. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to make a material investment (in the form of a loan, capital contribution or otherwise) in any entity other than a Subsidiary.

     Section 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Except for the approval of the Company's stockholders in connection with the consummation of the Merger, the Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized, approved and declared advisable by the Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement (other than, with respect to the Merger, the adoption of this Agreement by holders of a majority of the outstanding Shares and the filing of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The Board, at a meeting duly called and held on January 23, 2004 by adopting resolutions that, as of the date of this Agreement, are in full force and effect and have not been in any way modified or rescinded, has duly taken all actions necessary under the DGCL and the Company's certificate of incorporation to (a) approve and adopt this Agreement and the transactions contemplated hereby (including the Merger), (b) determine that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of the Company and its stockholders, (c) resolve to recommend that the stockholders of the Company approve this Agreement and the transactions contemplated hereby and (d) ensure that none of the restrictions set forth in the Interested Stockholder Statute and Article TENTH of the Company's certificate of incorporation apply or will apply to Parent, Merger Sub, or to any other Subsidiary of Parent or the transactions contemplated by this Agreement and the Pollock Voting Agreement, including, without limitation, the Merger. As a result of the foregoing actions, the only vote required to authorize and approve the Merger is the affirmative vote of the holders of a majority of the Shares.

     Section 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) Assuming (i) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any requirements of any foreign, supranational or other antitrust laws, (ii) the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") and any applicable state securities or "blue sky" laws are met, (iii) the filing of the Certificate of Merger and other appropriate instruments, if any, as required by the DGCL, is made, (iv) the Consents referred to in Section 3.05(b) of the Company Disclosure Schedule are obtained or made and (v) compliance with any requirements of any applicable state franchise laws and regulations ("Required Franchise Laws"), none of the execution and delivery of this Agreement by the Company, the performance or consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (w) conflict with or violate the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its Significant Subsidiaries, (x) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment, decree, injunction or other binding action or requirement of any Governmental Entity (as defined in Section 3.05(b) below) applicable to the Company or any of its Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, (y) other than the accelerated vesting of Restricted Shares, Company Options and Company Stock-Based Awards, result in a breach or violation of, a default under (or an event which with notice or lapse of time or both would become a default), or the triggering of any payment or other obligations to any of the Company's or any of its Subsidiaries' present or former employees pursuant to, any of the Company's or any of its Subsidiaries' existing Employee Benefit Arrangements (as defined in Section 5.01(g) below) or any grant or award made under any of the foregoing, or (z) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, or the creation of any Lien on any of the property or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties may be bound or affected, except, with respect to clauses (x), (y) and (z), as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent the consummation of the Merger.

     (b) None of the execution and delivery of this Agreement by the Company, the performance or consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization, order, decree, license, or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, domestic, foreign or supranational, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity") or any third party, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to the DGCL, (iii) compliance with the HSR Act and any requirements of any foreign, supranational or other antitrust laws,
(iv) compliance with any requirements of the Required Franchise Laws, and (v) Consents the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.06. COMPLIANCE WITH AGREEMENTS.. Except as disclosed in the SEC Reports (as defined in Section 3.07(a)) filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company, by which the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries is bound or affected, including, without limitation, any Contract (as defined in Section 3.20 below), except for such conflicts, defaults and violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.07. SEC REPORTS AND FINANCIAL STATEMENTS.

     (a) The Company has filed with the United States Securities and
Exchange Commission (the "SEC") all material forms, reports, schedules, registration statements, definitive proxy statements and other documents required to be filed by the Company with the SEC since May 18, 2003 (as they have been amended since the time of their filing and including any current report on Form 8-K that has been filed with or furnished to the SEC and any documents filed, furnished or incorporated by reference as exhibits to any such filing, collectively, the "SEC Reports"). As of their respective dates, each SEC Report (including, without limitation, any financial statements or schedules included or incorporated by reference therein) complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, and the rules and regulations of the SEC promulgated thereunder, that were applicable to such SEC Report, and none of the SEC Reports contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than Cole National Group Inc., which is required to file forms, reports and other documents with the SEC in connection with its issued and outstanding 8 5/8% Senior Subordinated Notes due 2007 and 8 7/8% Senior Subordinated Notes due 2012, since May 18, 2003, no Subsidiary of the Company is or has been required to file any form, report or other document with the SEC.

     (b) The consolidated balance sheets as of February 1, 2003 and February 2, 2002 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended February 1, 2003 (including the related notes and schedules thereto) of the Company contained in the Company's annual report on Form 10-K for the fiscal year ended February 1, 2003 included in the SEC Reports present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates or for the periods presented therein in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein.

     (c) Except as reflected, reserved against or otherwise disclosed in the financial statements (including the related notes and schedules thereto) of the Company included in the SEC Reports filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) required to be set forth in a consolidated balance sheet of the Company and its Subsidiaries under GAAP, other than liabilities incurred in the ordinary course of business or which would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (d) The Company's unaudited consolidated balance sheets as of May 3, 2003, August 2, 2003 and November 1, 2003, and the related consolidated statements of income, stockholders' equity and cash flows for each period of thirteen weeks then ended, as applicable (collectively, the "Most Recent Financial Statements"), contained in the Company's quarterly reports on Form 10-Q for the fiscal quarters ended May 3, 2003, August 2, 2003 and November 1, 2003, present fairly, in all material respects (subject to normal year-end adjustments), the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the date or for the periods presented therein in accordance with GAAP applied on a consistent basis during the periods involved, except as otherwise noted therein (including the related notes and schedules thereto).

     (e) The Company has heretofore furnished to Parent an accurate and complete copy of all material agreements, documents or other instruments required to be, but which have not yet been, filed with the SEC and any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

     Section 3.08. OFF-BALANCE SHEET ARRANGEMENTS. Section 3.08 of the Company Disclosure Schedule describes, and the Company has made available to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and other "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) to which the Company or any of its Subsidiaries is a party and has any continuing liability and which would be required to be disclosed pursuant to the Exchange Act in an annual or quarterly report required to be filed with the SEC.

     Section 3.09. INFORMATION. None of the information supplied by the Company specifically for inclusion or incorporation by reference in (i) the Proxy Statement (as defined in Section 5.08 below) or (ii) any other document filed or to be filed with the SEC in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective times filed with the SEC and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders of the Company, and at the time of the Special Meeting (as defined in Section 5.09 below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that no representation is made by the Company with respect to information furnished by Parent or Merger Sub specifically for inclusion therein. The Proxy Statement and the Other Filings made by the Company will, at the respective times filed with the SEC and mailed to the stockholders, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, if applicable, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement.

     Section 3.10. LITIGATION. Except as disclosed in the SEC Reports filed and publicly available prior to the date hereof, there is no legal action, suit, claim or legal, administrative or other proceeding, or, to the knowledge of the Company, investigation, pending or threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on the Company, or prevent the consummation of the Merger, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent the consummation of the Merger.

     Section 3.11. COMPLIANCE WITH APPLICABLE LAWS. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities required in connection with the ownership or occupancy of their respective properties and assets and the operation of their respective businesses, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as referred to in the SEC Reports filed and publicly available prior to the date hereof, the Company and its Subsidiaries are not in violation of any law, rule, regulation or order of any Governmental Entity applicable to the Company or its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, including, without limitation, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") (except that no representation or warranty is made in this Section 3.11 with respect to Environmental Laws (as defined in Section 3.14) or the matters specifically covered by Sections 3.12 and 3.15), except for violations or possible violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.12. EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS.

     (a) "Plans" means all severance, benefit, deferred compensation, incentive compensation, stock option, bonus, welfare benefit and other employee benefit plans, programs and policies providing benefits to any present or former director, officer or employee of the Company or any of its Subsidiaries, or any beneficiary or dependent of any such person (whether or not written), sponsored or maintained by the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. An "ERISA Affiliate" means, with respect to the Company, any corporation, person or trade or business which is a member of the group which is under common control with the Company, and which together with the Company is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code. "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA,
(iii) under Sections 412 and 4971 of the Code, (iv) arising as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations.

     (b) Section 3.12 of the Company Disclosure Schedule includes a complete list of each material Plan. With respect to each written Plan, the Company has made available to Parent a true, correct and complete copy of: (i) all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. With respect to each material unwritten Plan, the Company has made available to Parent a summary in reasonable detail of such Plan.

     (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company and each of its Subsidiaries has complied, and is now in compliance, with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans, and, with respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"), the IRS has issued a favorable determination letter evidencing the Plan's compliance with the GUST amendment or an application for a favorable determination letter has been or will be filed with the IRS within the applicable remedial amendment period under Code Section 401(b) and, to the knowledge of the Company, nothing has occurred or is expected to occur that would adversely affect the qualified status of such Plan or any related trust.

     (d) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, all contributions required to be made to any Plan by applicable law or regulation or by any Plan document, and all premiums due or payable with respect to insurance policies funding any Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports and in the Most Recent Financial Statements to the extent required under GAAP. There does not now exist, nor do any circumstances exist that would result in, any Controlled Group Liability that would be a material liability of the Company or its Subsidiaries, taken as a whole, following the Closing.

     (e) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) as of the date hereof, each Plan that is subject to Section 302 of ERISA and Section 412 of the Code meets the minimum funding standards of Section 302 of ERISA and Section 412 of the Code (without regard to any funding waiver); and (ii) as of the date hereof, neither the Company nor any of its ERISA Affiliates is required to provide security to such Plan pursuant to Section 307 of ERISA or Section 501(a)(29) of the Code; and since its last valuation date, there have been no amendments to such Plan that materially increase the present value of accrued benefits.

     (f) No Plan is a multiemployer plan, as defined in Section 3(37) of ERISA. Except for claims that would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no claims are pending against the Plans, or the Company or any of its Subsidiaries with respect to the Plans, except for benefit payments in the normal course of business. No Plan provides benefits to current or former employees, beneficiaries, or dependents of the Company or its Subsidiaries which continue after termination of employment, other than as required by Section 601 et seq. of ERISA.

     Section 3.13. INTELLECTUAL PROPERTY.

     (a) The term "Intellectual Property," as used herein, shall mean all material patents, patent applications, patent disclosures, trademark registrations and trademark applications, service mark registrations and service mark applications, certification mark registrations and certification mark applications, copyright registrations and copyright registration applications, mask works registrations and mask works registration applications, both domestic and foreign, and internet domain names which are owned or used by the Company or any of its Subsidiaries.

     (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and except as disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement: (i) the Company and each of its Subsidiaries owns all right, title and interest to, is licensed or otherwise has a valid right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted;
(ii) to the knowledge of the Company, the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the knowledge of the Company, no person has infringed upon or violated or is currently infringing or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to the Company or its Subsidiaries; (iv) to the knowledge of the Company, since February 1, 2003, neither the Company nor any of its Subsidiaries has received any notice of any claim of infringement, misappropriation or violation of the intellectual property or other proprietary rights of any person and no person has asserted or threatened to assert any challenge with respect to any Intellectual Property used by the Company and its Subsidiaries; and (v) to the knowledge of the Company, no cancellation proceedings have been filed or threatened against the Company with respect to any Intellectual Property owned or licensed by it.

     Section 3.14. ENVIRONMENTAL MATTERS. Except as disclosed in the SEC Reports filed and publicly available prior to the date hereof, and except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company,
(i) there has been no Release of Hazardous Substances by the Company or any of its Subsidiaries on any real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries that would require notice or remedial action under applicable Environmental Law and no real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any Subsidiary thereof is contaminated with any Hazardous Substances in a manner which would require notice or remedial action under Environmental Law; (ii) no judicial or administrative proceeding, order, judgment, decree, settlement or, to the knowledge of the Company, investigation is pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries relating to alleged violations of Environmental Laws; (iii) since February 1, 2003, the Company and its Subsidiaries have not received in writing any claims, notices or correspondence alleging liability under any Environmental Law related to Releases or threatened Releases of Hazardous Substances on real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or liability for any off-site disposal of Hazardous Substances or contamination; and (iv) the business and operations of the Company and its Subsidiaries comply with all Environmental Laws and the Company and its Subsidiaries have obtained all material permits, authorizations and licenses relating to Environmental Laws necessary for the operation of their businesses; all such permits, authorizations and licenses are in full force and effect and the Company and its Subsidiaries are in compliance, in all material respects, with all terms and conditions of such permits. "Environmental Law" means any applicable federal, state or local law, regulation, permit, order, decree or judicial opinion or other agency requirement having the force and effect of law and relating to noise, odor, Hazardous Substances or protection of the environment or human health as it relates to the environment. "Hazardous Substance" means any toxic or hazardous substance or waste that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls. "Release" means spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance into the environment, including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance.

     Section 3.15. TAXES.

     (a) The Company and each of its Subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns required to be filed, and all Tax Returns filed by the Company and its Subsidiaries were prepared in accordance with applicable Law except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Taxes of the Company and each of its Subsidiaries shown to be due and payable on such Tax Returns have been paid and the Company has made adequate provisions in the Company's financial statements for all payments of Taxes anticipated to be payable for all relevant taxable periods (or portions thereof).

     (b) Section 3.15(b) of the Company Disclosure Statement lists, as of the date of this Agreement, the periods through which the Tax Returns required to be filed by the Company or any of its Subsidiaries are being audited by the appropriate taxing authority or examined by the IRS, and the periods through which any assessments may be made by the IRS. All material deficiencies and assessments asserted as a result of such examinations or audits have been paid, settled, or adequately provided for in the Company's financial statements.

     (c) No issue or claim has been asserted in writing for Taxes (i) the adverse determination of which would result in a deficiency or (ii) that has given rise to a Lien against property of the Company or any of its Subsidiaries, except for those issues or claims that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (d) As of the date of this Agreement, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns of the Company or any of its Subsidiaries.

     (e) Neither the Company nor any of its Subsidiaries since they have been Subsidiaries of the Company (i) has been a member of a group filing consolidated returns for federal income tax purposes (except for a group that has the Company as its common parent) or (ii) is a party to a Tax sharing or a material Tax indemnity agreement for the benefit of a third party or a similar agreement that remains in effect.

     (f) The term "Tax," as used in this Agreement, means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits or other tax, charge, fee, levy, custom duties, or other similar charge imposed by a taxing authority of the United States or any state, local, or foreign government or agency or subdivision thereof, including any interest, penalties, additions to tax, or additional amounts accrued under applicable law or charged by any taxing authority.

     (g) The term "Tax Return," as used in this Agreement, means any return, declaration, report, claim for refund, or information return or other statement in relation to Taxes, including any schedule or attachment thereto or amendment thereof.

     Section 3.16. ABSENCE OF CERTAIN MATERIAL ADVERSE CHANGES. Other than as previously disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement, since May 19, 2003, (i) there has not been an event which, with all other events, would have a Material Adverse Effect on the Company and (ii) the business of the Company and its Significant Subsidiaries has been conducted, in all material respects, only in the ordinary course of business. In addition, other than as previously disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement, Section 3.16 of the Company Disclosure Schedule describes any action taken or agreed to be taken by the Company or its Subsidiaries between February 1, 2003 and the date of this Agreement that, if taken after the date of this Agreement, would be proscribed by Section 5.01(b), (d), (e), (f), (h), (m), (n) or (r).

     Section 3.17. AFFILIATE TRANSACTIONS.

     (a) Except as previously disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement, since February 1, 2003, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any affiliate thereof, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     (b) Section 3.17(b) of the Company Disclosure Schedule lists all outstanding loans to any executive officer or director of the Company or any of its Subsidiaries, other than loans in connection with cashless exercises of stock options or advancements of relocation, travel or other business expenses, including the date of the loan, the amount of the loan and the date of any amendment to the terms of the loan. Since July 30, 2002, neither the Company nor any of its Subsidiaries extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit in the form of a personal loan to or for any director or executive officer of the Company in violation of the Sarbanes-Oxley Act.

     Section 3.18. REAL PROPERTY. Neither the Company nor any of its Subsidiaries owns any real property.

     Section 3.19. LABOR MATTERS. As of the date of this Agreement, except for employees, not in excess of 200 in the aggregate, represented by Local 108, Retail Wholesale and Department Store Union, AFL-CIO and Local 888, United Food and Commercials Workers Union, AFL-CIO, no employee of the Company or of any of its Subsidiaries is represented by any labor union or any collective bargaining organization. As of the date of this Agreement, no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority.
Section 3.19 of the Company Disclosure Schedule lists all employment agreements covering employees of the Company or any of its Subsidiaries providing for annual salaries of more than $100,000.

     Section 3.20. MATERIAL CONTRACTS.

     (a) Section 3.20(a) of the Company Disclosure Schedule lists all written and oral contracts, agreements, guarantees, leases, and executory contracts that exist as of the date hereof to which the Company or any of its Subsidiaries is a party or by which it is bound, other than those contracts that are filed as exhibits to the SEC Reports filed and publicly available prior to the date of this Agreement (the "Filed Contracts"), that (i) are required to be filed as an exhibit to an SEC Report, (ii) materially restrict or would materially restrict the ability of the Company, Parent (after giving effect to the consummation of the Merger) or any of their respective Subsidiaries from competing or otherwise conducting their respective businesses substantially as such businesses are conducted on the date of this Agreement, or (iii) contain minimum annual purchase requirements of the Company or its Subsidiaries of $1,000,000 or more, and which have a term of more than one year and cannot be cancelled on less than 90 days notice without a material penalty or other material financial cost to the Company or any of its Subsidiaries (the contracts so described and the Filed Contracts are referred to herein collectively as the "Contracts").

     (b) Neither the Company nor any of its Subsidiaries has received any notice from Sears to the effect, or has otherwise been advised by Sears, that Sears will not renew or will terminate its licensing arrangements with the Company and its Subsidiaries with respect to one-third or more of the then current total number of the Sears stores in which the Company has a licensed department and the stores in which it holds a license to use the Sears name. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any notice from BJ's that it will not renew or will terminate its overall licensing arrangements with the Company and its Subsidiaries.

     Section 3.21. OPINION OF FINANCIAL ADVISOR. The Board received, at its meeting held on January 23, 2004, an opinion of Lehman Brothers Inc. to the effect that, as of such date, the consideration to be received by the holders of the Shares pursuant to the Merger is fair to the holders of the Shares from a financial point of view. As of the date of this Agreement, such opinion is in full force and effect and Lehman Brothers Inc. has agreed to deliver such opinion to the Board in writing and has authorized the inclusion of such opinion, to such effect, in the Proxy Statement, provided that the disclosures relating to such opinion set forth in the Proxy Statement are reasonably satisfactory in form and substance to Lehman Brothers Inc. and its counsel.

     Section 3.22. RIGHTS AGREEMENT.

     (a) The Company has made available to Parent an accurate and complete copy of the Rights Agreement. The Company has taken all action necessary to ensure that so long as this Agreement shall not have been terminated pursuant to
Section 7.01: (i) neither Parent nor Merger Sub shall, by virtue of the approval, execution, delivery or announcement of this Agreement or of the Pollock Voting Agreement or the consummation of the transactions contemplated hereby or thereby, be deemed an "Acquiring Person" (as that term is defined in the Rights Agreement), (ii) no "Rights Certificates" (as that term is defined in the Rights Agreement) are issued or required to be issued to the stockholders of the Company by virtue of the approval, execution, delivery or announcement of this Agreement or of the Pollock Voting Agreement or the consummation of the transactions contemplated hereby or thereby, (iii) no "Distribution Date," "Share Acquisition Date," or "Triggering Event" (as each such term is defined in the Rights Agreement) shall occur by virtue of the approval, execution, delivery or announcement of this Agreement or of the Pollock Voting Agreement or the consummation of the transactions contemplated hereby or thereby and (iv) the Rights shall expire immediately prior to the Effective Time. So long as this Agreement has not been terminated pursuant to Section 7.01, no other action is required to prevent the holders of Rights from having any rights under the Rights Agreement as a result of the Merger or other transactions contemplated by this Agreement or the Pollock Voting Agreement.

     (b) The Company has not amended the Rights Agreement, redeemed the Rights thereunder or taken any other action to make the Rights Agreement or the Rights thereunder inapplicable, in each case, with respect to (i) any person or entity other than Parent, Merger Sub or the Company or (ii) any Acquisition Proposal (as defined in Section 5.07(d)) (or any other substantially similar proposal).

     Section 3.23. HAL STANDSTILL WAIVER. The Company has executed and delivered to HAL the HAL Standstill Waiver and has delivered to Parent an accurate and complete copy thereof. The HAL Standstill Waiver has been duly and validly executed and delivered by the Company, is in full force and effect and is enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. As of the date of this Agreement, no other amendment, modification or waiver, or any termination, of the HAL Standstill Agreement exists or has been entered into.

     Section 3.24. BROKERS. Except for the engagement of Lehman Brothers Inc., whose fees will be paid by the Company, none of the Company, any of its Subsidiaries, or any of their respective officers, directors, or employees has employed any broker or finder or incurred any liability for any investment banking or brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for which the Company or any of its Subsidiaries is responsible. The Company has heretofore delivered to Parent accurate and complete copies of all written agreements between the Company and any attorneys, accountants, investments bankers, financial advisors, public relations consultants, proxy solicitation firms and other experts and advisors entered into on or prior to the date of this Agreement pursuant to which any such person would be entitled to any payment of any Merger Fees. "Merger Fees" means all fees and expenses paid or payable by or on behalf of the Company or any of its Subsidiaries to all attorneys, accountants, investment bankers, financial advisors, public relations consultants, proxy solicitation firms and other experts and advisors incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

      When used in this Article III, references to "the knowledge of the Company" or similar phrases shall mean to the actual knowledge of the Chief Executive Officer, Chief Financial Officer, General Counsel or any Senior Vice President of the Company after reasonable inquiry.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE MERGER SUB

      Parent and Merger Sub represent and warrant to the Company that:

     Section 4.01. ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of Italy. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, would not, individually or in the aggregate, prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement or Parent or Merger Sub from satisfying their respective obligations under this Agreement.

     Section 4.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized, approved and declared advisable by the Boards of Directors of Parent and Merger Sub, and approved by Luxottica U.S. Holdings Corp., a Delaware corporation and the sole stockholder of Merger Sub ("Luxottica U.S. Holdings"), and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing of the Certificate of Merger or other instruments as required by the
DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

     Section 4.03. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) Assuming (i) compliance with the HSR Act and any requirements of any foreign, supranational or other antitrust laws, (ii) the requirements of the Exchange Act and any applicable state securities or "blue sky" laws are met and
(iii) the filing of the Certificate of Merger and other appropriate instruments, if any, as required by the DGCL is made, none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof will (x) conflict with or violate the organizational documents of Parent or Merger Sub, (y) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment, decree, injunction or other binding action or requirement of any Governmental Entity applicable to Parent or Merger Sub, or any of their Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (z) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, or the creation of any Lien on any of the property or assets of Parent, Merger Sub, or any of their respective Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which Parent, Merger Sub, or any of their respective Subsidiaries or any of their respective assets or properties may be bound or affected, except with respect to clauses (y) and (z), as would not, individually or in the aggregate, prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement or Parent or Merger Sub from satisfying their respective obligations under this Agreement.

     (b) None of the execution and delivery of this Agreement by Parent and Merger Sub, the performance or consummation by Parent and Merger Sub of the transactions contemplated hereby or compliance by Parent and Merger Sub with any of the provisions hereof will require Parent or Merger Sub to obtain any Consent of any Governmental Entity or any third party, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to the DGCL, (iii) compliance with the HSR Act and any requirements of any foreign, supranational or other antitrust laws, and
(iv) Consents the failure of which to obtain or make would not, individually or in the aggregate, prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement or Parent or Merger Sub from satisfying their respective obligations under this Agreement.

     Section 4.04. INFORMATION. None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in (i) the Proxy Statement or (ii) the Other Filings will, at the respective times filed with the SEC or any Governmental Entity with regulatory jurisdiction over enforcement of any applicable antitrust laws and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, and at the time of the Special Meeting and the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, provided that no representation is made by either Parent or the Merger Sub with respect to information furnished by the Company specifically for inclusion therein. The Other Filings made by Parent or Merger Sub will, at the respective times filed with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, if applicable, except that no representation is made by Parent or Merger Sub with respect to statements made therein based on information supplied by the Company in writing specifically for inclusion in the Other Filings.

     Section 4.05. FINANCING. Parent will have prior to the Effective Time the funds necessary to pay, or cause Merger Sub to pay, the Merger Price with respect to the Shares outstanding immediately prior to the Effective Time, to fund payments contemplated hereby with respect to the Company Options, Company Stock-Based Awards and Stock Purchase Plan, and to pay all fees and expenses related to the transactions contemplated by this Agreement to be paid by it. Parent will provide such funds to Merger Sub or the Paying Agent at or prior to the Effective Time.

     Section 4.06. OWNERSHIP OF SHARES. As of the date hereof, Parent and its Subsidiaries beneficially own 100 Shares.

Section 4.07. BROKERS. Except for the engagement of Goldman Sachs SIM S.p.A., whose fees will be paid by Parent, none of Parent, Merger Sub, or any of their respective Subsidiaries, officers, directors or employees, has employed any broker or finder or incurred any liability for any investment banking or brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for or with respect to which the Company is or might be liable prior to the Effective Time.

                                    ARTICLE V

                                    COVENANTS

     Section 5.01. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, by Section 5.01 of the Company Disclosure Schedule or with the prior written consent of Parent (which consent shall not unreasonably be withheld, as and to the extent set forth in the next sentence), during the period from the date of this Agreement to the earlier of (x) such time as this Agreement is terminated in accordance with Section 7.01, and (y) the Effective Time, the Company will, and will cause each of its Subsidiaries to, (i) conduct its operations in all material respects only in the ordinary course of business,
(ii) use its reasonable efforts to preserve intact the business or organization of the Company and each of its Significant Subsidiaries, taken as a whole, and to keep available the services of its and their present officers and key employees, generally, and (iii) use its reasonable efforts to preserve the goodwill of those having business relationships with it. Without limiting the generality of the foregoing and except as otherwise contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the Company will not, and will not permit any of its Subsidiaries to, prior to the Effective Time, without the prior written consent of Parent (which consent shall not be unreasonably withheld with respect to matters described in subparagraphs (h), (k), (l), (n), (o), (p), (t), and, as applicable (u):

     (a) adopt any amendment to the certificate of incorporation or bylaws or comparable organizational documents in effect on the date hereof of the Company or any Subsidiary ;

     (b) sell, pledge, encumber or dispose of any stock owned by it in any of its Subsidiaries or in Pearle Europe B.V., except to a wholly-owned Subsidiary of the Company;

     (c) except for (i) issuances of capital stock of the Company's Subsidiaries to the Company or a wholly-owned Subsidiary of the Company, (ii) issuances of Shares with respect to the Company Options or Company Stock-Based Awards outstanding as of the date hereof or any Company Option or Company Stock-Based Award granted in compliance with the terms of this Agreement, (iii) grants made pursuant to the Option Plans in the ordinary course of business of additional Company Options, but, in any event, without regard to whether or not in the ordinary course of business, grants to purchase not more than 100,000 Shares in the aggregate, and having an exercise price that is no less than the current market price on the date of grant for the Shares as quoted on The New York Stock Exchange or any other national exchange on which the Shares are traded, (iv) offerings and issuances of Shares under the Stock Purchase Plan on the terms and conditions in effect on the date of this Agreement of up to, in the aggregate, the number of Shares that, as of the date of this Agreement, as set forth in Section 3.03 of the Company Disclosure Schedule, remain issuable pursuant to the Stock Purchase Plan, (v) issuances of Company Stock-Based Awards, in the form of the right to receive Shares, to directors of the Company in lieu of fees for service as a director under the Company's Non-Employee Director and Employee Defined Compensation Plan, pursuant to elections made prior to the date of this Agreement, and (vi) issuances of the Preferred Stock Purchase Rights pursuant to the Rights Agreement that are attached to Shares issued in compliance with this Agreement (collectively, clauses (i) through (vi), the "Permitted Issuances"), issue, reissue, sell, or convey, or authorize the issuance, reissuance, sale or conveyance of (x) shares of capital stock (or other ownership interests) of any class (including shares held in treasury), or securities convertible or exchangeable into capital stock (or other ownership interests) of any class, or any rights, warrants or options to acquire any such convertible or exchangeable securities or capital stock (or other ownership interests), or any Voting Debt or (y) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

     (d) declare, set aside or pay any dividend or other distribution
(whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock or otherwise make any payments to stockholders in their capacity as stockholders, other than any distribution by a Subsidiary of the Company to the Company or a wholly-owned Subsidiary of the Company;

     (e) other than in connection with the Permitted Issuances, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or any of its other securities;

     (f) amend, modify or terminate, or waive any of the Company's rights under, the Rights Agreement, the HAL Standstill Agreement or the HAL Standstill Waiver;

     (g) increase the compensation or fringe benefits payable or to become payable to any of its present or former directors, officers or employees (whether from the Company or any of its Subsidiaries), or pay or award any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, phantom stock, shares of restricted stock or performance units pursuant to the Option Plans or otherwise), or grant any severance or termination pay to, or enter into any employment, severance or other compensation agreement with, any former, existing or new director, officer or employee of the Company or any of its Subsidiaries, or establish, adopt, enter into, amend or waive any performance or vesting criteria or accelerate vesting or exercisability under, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any former, existing or new director, officer or employee (any of the foregoing being an "Employee Benefit Arrangement") or amend or modify the terms of any Employee Benefit Arrangement, except in each case (i) as permitted by Section 5.01(c),
Section 5.06(h) or Section 5.06(j), (ii) to the extent required by applicable law or regulation, (iii) to the extent required under existing Employee Benefit Arrangements, including under existing severance programs, (iv) for normal increases in salary, wages, incentive compensation and benefits of employees who are junior in title to directors in the ordinary course of business, that do not result, in the aggregate, in a material increase in benefits or compensation expense to the Company or any of its Subsidiaries, (v) for renewals of existing collective bargaining agreements in the ordinary course of business, (vi) for an increase in the annual base salary of any employee whose title is director or more senior (or the equivalent of any such title) that is not in excess of 4% of such person's annual base salary as was in effect as of December 31, 2003 (other than in the case of a promotion from director to vice president), PROVIDED that after giving effect to any such increase (including any increase relating to promotions of directors), the aggregate amount of the base salaries payable to all persons having such titles as of such effective date would not exceed 103% of the aggregate amount of the annual base salaries of all persons having such titles as were in effect as of December 31, 2003, or (vii) renewals or extensions of annual incentive bonus plans as were in effect as of December 31, 2003 for employees who are junior in title to directors, in the ordinary course of business;

     (h) mortgage, encumber, license, sell, lease or dispose of any assets (other than inventory) or securities (other than those referred to in Section 5.01(b), which shall govern in respect thereof) which are material to the Company and its Subsidiaries, taken as a whole, in each case outside the ordinary course of business, other than the sale of franchises or the sale of company stores to franchisees in the ordinary course of business, and, the sale of fixed assets and inventories at store locations that are closed;

     (i) sell, lease, assign, convey or otherwise transfer or dispose of any assets of the Company or any of its Significant Subsidiaries to any Subsidiary which is not a Significant Subsidiary;

     (j) create or acquire any Subsidiary other than a Significant
Subsidiary;

     (k) other than guarantees of leases for franchisees or pursuant to existing agreements or commitments in the ordinary course of business, (i) incur, assume, guarantee or pre-pay any indebtedness for borrowed money, except that the Company and its Subsidiaries may incur, assume or pre-pay indebtedness for borrowed money under existing revolving credit agreements and lines of credit described in Section 5.01 of the Company Disclosure Schedule, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other person (other than the Company or a wholly-owned Subsidiary of the Company) in excess of $100,000, except in the ordinary course of business, (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) in excess of $100,000, other than the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business or those reflected or reserved against in the Most Recent Financial Statements, (iv) make any loans, advances or capital contributions to, or investments in, any other person in excess of $100,000, except in the ordinary course of business and except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company or (v) authorize or make capital expenditures other than in accordance with the purposes, amounts and time periods specified in Section 5.01(k) of the Company Disclosure Schedule;

     (l) settle or compromise any suit or claim or threatened suit or claim where the uninsured amount to be paid is greater than $500,000, or settle or compromise or consent to the entry of any order or decree in connection with the California Litigation Matters or the SEC Investigation Matters, except as permitted by Section 5.01(l) of the Company Disclosure Schedule;

     (m) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Significant Subsidiaries;

     (n) make any material tax election not required by law or settle or compromise any material tax liability other than in the ordinary course of business;

     (o) other than in the ordinary course of business (and other than in respect of the matters covered by Section 5.01(f), which shall govern in respect thereof), (i) waive any rights of substantial value, or (ii) cancel or forgive any indebtedness for borrowed money in excess of $100,000 owed to the Company or any of its Subsidiaries other than indebtedness of the Company or a wholly-owned Subsidiary of the Company;

     (p) voluntarily permit any material insurance policy naming the Company or any of its Significant Subsidiaries as a beneficiary or a loss payee to be canceled or terminated, except in the ordinary course of business;

     (q) enter into or amend, or agree to the renewal of, any contract or agreement that would be a "Contract" as defined in Section 3.20, or any contract or agreement providing for payment by either party of more than $1,000,000 in any 12-month period, for a term in excess of one (1) year, that cannot be terminated by the Company or one of its Subsidiaries on less than 90 days' notice without material penalty or other material financial costs to the Company or any of its Subsidiaries, other than (i) Contracts, contracts or arrangements between the Company or one or more of its Subsidiaries and customers or other third-parties involved in its managed vision care business, (ii) Contracts, contracts or arrangements for the supply or purchase of goods or services as part of the general corporate overhead or administrative functions of the Company or any of its Subsidiaries, in each case entered into or renewed in the ordinary course of business for a term of up to two (2) years and that is terminable on less than 90 days' notice without material penalty or other material financial costs to the Company or any of its Subsidiaries, (iii) amendments or waivers that are required by applicable law or regulations or (iv) automatic renewals of contracts, agreements or Contracts in accordance with the terms thereof; or agree to an amendment or modification of any agreement relating to the payment of any Merger Fees to Lehman Brothers Inc. or any of its affiliates or Wachtell, Lipton, Rosen & Katz;

     (r) except as may be required as a result of a change in law or under GAAP, make any material change in its methods, principles and practices of accounting;

     (s) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, other than the acquisition of franchised stores in the ordinary course of business, or acquire any material assets of any such entity or of any other person other than in the ordinary course of business;

     (t) enter into any joint venture, partnership or similar agreement; or

     (u) agree in writing or otherwise to take any of the foregoing actions.

     Section 5.02. ACCESS TO INFORMATION; CONTROL OF OPERATIONS.

     (a) From the date hereof until the Effective Time, the Company shall, and shall cause its Subsidiaries, and shall use its reasonable efforts to cause each of their respective officers, employees, counsel, accountants, financial advisors, representatives and agents (collectively, the "Company Representatives") to, provide Parent and Merger Sub and their respective officers, employees, counsel, advisors, accountants, financial advisors, financial sources and representatives (collectively, the "Parent Representatives") reasonable access during normal business hours and upon reasonable notice, to the offices and other facilities and to the books and records of the Company and its Subsidiaries, as will permit Parent and Merger Sub to make inspections of such as either of them may reasonably require, and shall use its reasonable efforts to cause the Company Representatives and the Company's Subsidiaries to furnish Parent, Merger Sub and Parent Representatives to the extent reasonably available with such financial and operating data and other information with respect to the business and operations of the Company and its Subsidiaries as Parent and Merger Sub may from time to time reasonably request; PROVIDED that such access and inspections shall not unreasonably disrupt the operations of the Company or its Subsidiaries. In addition, the Company shall, and shall cause the relevant Company Representatives to, promptly notify Parent and the relevant Parent Representatives of all material developments in the SEC Investigation Matters or the California Litigation Matters and, in particular, furnish copies to Parent and the relevant Parent Representatives of all non-privileged correspondence to and from the SEC and any other investigating agency or plaintiff and all deposition transcripts with respect to the SEC Investigation Matters or the California Litigation Matters, and, at the request of Parent from time to time, discuss the current status thereof. Parent, Merger Sub and the Parent Representatives shall maintain the confidentiality of any information obtained pursuant to this Section or otherwise in accordance with the terms of the Amended and Restated Confidentiality and Standstill Agreement dated September 18, 2003 between Parent and the Company (the "Confidentiality Agreement"). Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to provide any information or access that it reasonably believes would violate applicable law, rules or regulations or the terms of any confidentiality obligation by which it is bound, or cause forfeiture of attorney/client privilege; PROVIDED, that in any case where the Company is relying on this sentence in not providing all or any of the information or access requested by Parent, it shall promptly inform Parent and/or the relevant Parent Representative of its reliance on this exception and indicate in such notice the specific reason for such reliance.

     (b) Nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time.

     Section 5.03. FURTHER ASSURANCES; REASONABLE BEST EFFORTS.

     (a) Subject to the terms and conditions herein provided and to applicable legal requirements, each of the Company, Parent and Merger Sub shall, and shall cause its respective Subsidiaries to, cooperate and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Board with the advice of the Company's outside counsel, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     (b) If at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or Merger Sub or any of their respective Subsidiaries, is discovered by the Company or Parent, as the case may be, and which should be set forth in an amendment to the Proxy Statement, the discovering party will promptly inform the other party of such event or circumstance. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

     (c) Each of the parties agrees to cooperate with each other in taking, or causing to take, at the direction of Parent, all actions necessary to delist the Shares from The New York Stock Exchange, provided that such delisting shall not be effective until after the Effective Time.

     Section 5.04. FILINGS; CONSENTS.

     (a) Upon the terms and conditions hereof, each of the parties hereto shall, and shall cause its Subsidiaries to, use its best efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other person required in connection with, and waivers of any breaches or violations of any Contracts, permits, licenses or other agreements that may be caused by, the consummation of the transactions contemplated by this Agreement, including, without limitation, by (i) filing, or causing to be filed, a Notification and Report Form and related material required under the HSR Act as soon as reasonably practicable after the date of this

Agreement but, in any event, unless specifically agreed otherwise by the Company and Parent, no later than thirty (30) calendar days after the date of this Agreement, and by using its best efforts to be able to certify, and to certify, as soon as reasonably practicable, its substantial compliance with any such requests for additional information or documentary material that may be made under the HSR Act, unless Parent and the Company mutually determine that it is reasonable under the circumstances not to comply substantially with any requests for additional information and documentary material under the HSR Act, (ii) promptly making all other required filings or submissions to Governmental Entities, including, without limitation, filings under the Required Franchise Laws, (iii) cooperating with one another in (A) determining whether any other filings are required to be made with, or Consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any other Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such Consents, permits, authorizations or approvals, (iv) seeking to avoid the entry of, or seeking to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, including, without limitation, by defending through litigation on the merits any claim asserted in any court by any person and (v) taking, or causing to be taken, all other actions necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, and in any event no later than the Final Termination Date (as defined in Section 7.01(b)), provided that the Company shall not be required to obtain (x) any Consent from any person other than Governmental Entities unless Parent reimburses the Company for all reasonable out-of-pocket expenses incurred in obtaining such Consent or (y) the Consent of the Company's senior lenders or of the holders of Cole National Group's 8-7/8% Senior Subordinated Notes or 8-5/8% Senior Subordinated Notes; provided, further that the Company shall not pay or agree to pay any fee or other similar charge to any such person in order to obtain its Consent without the prior written approval of Parent not to be unreasonably withheld. In furtherance of the foregoing, Parent shall, and shall cause its Subsidiaries to, take all such actions, including, without limitation (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or any of its Subsidiaries or, after the Effective Time, of the Company or of any of its Subsidiaries and (y) otherwise taking or committing to take actions that limit or would limit Parent's or its Subsidiaries' (including, after the Effective Time, the Company's and its Subsidiaries' as Subsidiaries of Parent) freedom of action with respect to, or its ability to retain, one or more of their respective businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the Closing; provided, however, that Parent shall not be required to take any such action, and the failure to do so shall not be deemed to be a failure to exercise its best efforts as required by the preceding sentence, if: (i) such action would require the sale, divestiture or disposition of businesses, product lines or assets of Parent (whether alone or together with businesses, product lines or assets of the Company) that accounted for more than $55 million in consolidated net revenues of Parent, or (ii) subject to clause (i), such action would require the sale, divestiture or disposition of businesses, product lines or assets of the Company alone, or of the Company and Parent, that accounted for more than $110 million in consolidated net revenues of the Company alone, or of the Company and Parent in the aggregate, as the case may be, during, for each of clause (i) and (ii), the most recently completed period of four consecutive fiscal quarters of Parent or the Company, as the case may be. The Company shall take such of the foregoing actions as Parent may request, provided that any such action is conditioned upon the consummation of the Merger. Neither the Company nor any of its Subsidiaries shall propose, negotiate, or commit to any such sale, divestiture or disposition of any of its assets, businesses or product lines without Parent's prior written consent.

     (b) Each of the Company and Parent shall keep the other informed of any material communication, and provide to the other copies of all correspondence between it (or its advisors) and any Government Entity relating to this Agreement and shall permit the other to review any material communication to be given by it to, and shall consult with the other in advance of any telephone calls, meetings or conferences with, any Government Entity and, to the extent permitted, give the other party the opportunity to attend and participate in such telephone calls, meetings and conferences.

     Section 5.05. PUBLIC ANNOUNCEMENTS. The initial press release announcing the terms of this Agreement shall be a joint press release. Thereafter, Parent, Merger Sub and the Company each agree to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, agree to provide to the other party for review a copy of any such press release or public statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

     Section 5.06. INDEMNIFICATION; EMPLOYEES AND EMPLOYEE BENEFITS.

     (a) Parent agrees that all rights to indemnification now existing in favor of any individual who at or prior to the Effective Time was a director, officer, employee or agent of the Company or any of its Subsidiaries or who, at request of the Company or any of its Subsidiaries, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (together with such individual's heirs, executors or administrators, the "Indemnified Parties") as provided in the certificates of incorporation and by-laws of the Company and its Subsidiaries existing and in effect on the date hereof and/or indemnification agreements existing and in effect on the date hereof, shall survive the Merger, and shall continue in full force and effect for a period of not less than six years from the Effective Time (or, with respect to any indemnification agreement, the term of such indemnification agreement, if such term is less than six years) unless otherwise required by law, and the indemnification provisions of the certificate of incorporation and by-laws of the Surviving Corporation and the Subsidiaries of the Company and such indemnification agreements shall not be amended, repealed or otherwise modified, PROVIDED that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. From and after the Effective Time, Parent shall cause Luxottica U.S. Holdings to assume, be jointly and severally liable for, and honor, guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.06.

     (b) Parent agrees that, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years (except as provided in the last proviso of this Section 5.06(b)) from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company; PROVIDED that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous to the beneficiaries of the current policies and with carriers having an A.M. Best "key rating" of A X or better, provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time, and PROVIDED FURTHER that the Surviving Corporation shall first use its reasonable best efforts to obtain from such carriers a so-called "tail" policy providing such coverage and being effective for the full six year period referred to above, and shall be entitled to obtain such coverage in annual policies from such carriers only if it is unable, after exerting such efforts for a reasonable period of time, to obtain such a "tail" policy; and PROVIDED, FURTHER, that the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof as set forth in Section 5.06(b) of the Company Disclosure Schedule (or, in the case of a "tail" policy obtained pursuant to the preceding proviso, shall not be required to pay an aggregate premium therefor in excess of an amount equal to six times 200% of such last annual premium) and, if the Surviving Corporation is unable to obtain the insurance required by this Section 5.06(b), it shall obtain as much comparable insurance as possible for an annual premium (or an aggregate premium, as the case may be) equal to such maximum amount.

     (c) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section. It is expressly agreed that the Indemnified Parties shall be third party beneficiaries of Section 5.06(a) and Section 5.06(b) above, and of this Section 5.06(c).

     (d) For a period of two years following the Closing Date (the
"Continuation Period"), Parent shall cause the Surviving Corporation to provide employees and former employees of the Company and its Subsidiaries (other than those employees covered by a collective bargaining agreement) as of the Effective Time ("Employees") with benefits that are no less favorable in the aggregate, determined on a group rather than an individual basis, as those provided under the Company's Employee Benefit Arrangements (other than those related to the equity securities of the Company and compensation and, except as specifically otherwise provided in this Agreement, retention and incentive compensation arrangements) in effect at the Effective Time; PROVIDED, HOWEVER, that nothing herein shall prevent the Surviving Corporation from amending or terminating any specific plan, program, policy, practice or arrangement, or require that the Surviving Corporation provide or permit investment in the securities of Parent or the Surviving Corporation, or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to comply with applicable law. Notwithstanding anything to the contrary set forth herein, nothing herein shall preclude the Surviving Corporation from terminating the employment of any Employee for any reason for which the Company could have terminated such person prior to the Effective Time.

     (e) Parent and its affiliates shall honor all Employee Benefit
Arrangements (including, without limitation, any severance, change of control and similar plans and agreements) in accordance with their terms as in effect immediately prior to the Effective Time (except for such changes made to any Employee Benefit Arrangement between the date hereof and the Effective Time other than in compliance with the terms of this Agreement), subject to any amendment or termination thereof after the Effective Time that may be permitted by the terms thereof, and except that Parent and its affiliates shall be permitted to amend or terminate any plan, program, policy, practice or arrangement as permitted pursuant to the proviso in the first sentence in
Section 5.06(d) above. Notwithstanding the foregoing or Section 5.06(d), however: (i) Parent shall cause the Surviving Corporation to provide, during the Continuation Period, all Employees who suffer a termination of employment with severance benefits no less favorable than those that would have been provided to such Employees under the Company's Severance Programs, as described in the memorandum dated October 28, 2003 delivered by the Company's outside counsel to Parent's and Merger Sub's outside counsel, a copy of which is set forth in
Section 5.06(e) of the Company Disclosure Schedule, consisting of the Severance Schedule, the Cole Employees Severance Pay Plan, as amended and restated effective November 17, 1994, and the references to "case by case," Canadian law and the program in Puerto Rico, referred to therein or annexed thereto; and (ii) Parent shall cause the Surviving Corporation to honor the New Bonus Plan and the Retention Plan referred to in Sections 5.06(h) and Section 5.06(j), respectively.

     (f) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to any Employees after the Effective Time (the "New Plans"), each Employee shall be credited with his or her years of service with the Company and its Subsidiaries prior to the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its Subsidiaries have given credit for prior service), to the same extent as such Employee was entitled, as at the Effective Time, to credit for such service under any similar or comparable plans (except to the extent such credit would result in a duplication of accrual of benefits in whole or in part). In addition, and without limiting the generality of the foregoing: (i) each Employee immediately shall be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable plan in which such Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, Parent shall with respect to fully insured programs use its best efforts to, and with respect to self-insured programs shall, cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements, as well as all maximums or caps with respect to number of visits or annual or lifetime dollar limitations, applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid or such visits occurred in accordance with such New Plan.

     (g) Parent hereby acknowledges that a "change of control" (or similar phrase) within the meaning of any of the plans, contracts or agreements included in the Company's Employee Benefit Arrangements, will occur at or prior to the Effective Time, as applicable.

     (h) The Company shall establish a bonus plan for its fiscal year beginning February 1, 2004 (the "New Bonus Plan"), for its management employees, on terms and conditions substantially similar to those applicable to its bonus plan for its fiscal year ending January 31, 2004 (the "Existing Bonus Plan"), with targets and levels of potential payment with reference to such targets that are created and applied in a manner substantially similar to that applicable to the targets and levels of potential payments as are in effect under the Existing Bonus Plan, providing for payments not more frequently than semi-annually, based on targets for six-month periods, and appropriate adjustments for the full year, all as reflected in and as required by the specific terms of the New Bonus Plan set forth in Section 5.06(h) of the Company Disclosure Schedule, including, without limitation, the maximum specified therein for the aggregate amounts paid or payable thereunder by the Company and the Surviving Corporation for the twelve-month period ending January 31, 2005.

     (i) For the plan year in which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, cause the matching contribution formula as established under the Company 401(k) Plan for such plan year to remain in effect; PROVIDED, HOWEVER, that any discretionary contributions under the Company 401(k) Plan for such plan year shall be made only if targets based on the Company's earnings before interest, tax, depreciation and amortization, determined in January 2004 by agreement between Parent and the Company using the same criteria that were used to determine such targets for 2003, are met; PROVIDED, FURTHER, HOWEVER, that the aggregate amount of discretionary matching contributions for such plan year shall not in any event exceed the amount specified in Section 5.06(i) of the Company Disclosure Schedule. For so long after the Effective Time as the Surviving Corporation maintains the Company 401(k) Plan or Parent maintains a 401(k) plan with a loan feature for similarly situated employees, Parent shall cause the Company 401(k) Plan to retain the loan feature of such plan.

     (j) Parent agrees to honor, and to cause the Surviving Corporation to honor, the retention plan (the "Retention Plan") for certain employees of the Company and its Subsidiaries described in Section 5.06(j) of the Company Disclosure Schedule.

     Section 5.07. NO SOLICITATION.

     (a) The Company shall, and shall cause its Subsidiaries and shall use its reasonable best efforts to cause the Company Representatives and its directors to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company also will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal and in connection with which discussions are taking place, or have taken place during the twelve
(12) month period preceding the date of this

Agreement with respect to an Acquisition Proposal, to return or destroy all confidential information heretofore furnished to such person by the Company or on the Company's behalf.

     (b) The Company agrees that, prior to the Effective Time, it shall not, directly or indirectly, and shall not permit or cause any of its Subsidiaries to, nor shall it authorize or permit any Company Representatives or any of its directors to, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing non-public information or assistance) the making of any proposal or offer concerning an Acquisition Proposal or (ii) engage in any discussions or negotiations concerning, or provide any non-public information or data to any person relating to, an Acquisition Proposal, whether made before or after the date of this Agreement unless, after the date hereof,
(A) the Company receives a bona fide unsolicited written proposal that constitutes an Acquisition Proposal, (B) the Board in good faith reasonably determines, after consultation with its independent financial advisors, that such Acquisition Proposal may reasonably be expected to result in a Superior Acquisition Proposal, (C) the Board determines in good faith that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law, (D) the Company (x) shall have provided at least 48 hours' advance written notice to Parent that it intends to take such action, together with the identity of the person making the Acquisition Proposal and the terms and conditions of such proposal and (y) shall have received from such person an executed customary confidentiality agreement containing terms no less stringent in all material respects, than those terms contained in the Confidentiality Agreement, including, in any event, a prohibition on such person from purchasing or otherwise acquiring any capital stock of the Company while such person is engaged in negotiations with the Company, provided that the Company shall promptly notify Parent if and when such prohibition is no longer in effect; PROVIDED, that such confidentiality agreement shall not contain any exclusivity provision or other term that would prevent the Company from consummating the transactions contemplated by this Agreement, and (E) the Company shall have made available to Parent the same nonpublic information being furnished to such person; PROVIDED, HOWEVER, that nothing contained herein shall prevent the Company from complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal or from making any disclosure to the stockholders of the Company as, in the good faith judgment of the Board (after consultation with outside counsel), is required by its fiduciary duties or under applicable law. The Company shall promptly notify Parent of any material amendments or revisions to any such Acquisition Proposal.

     (c) The Board (or any committee thereof) shall not (i) withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to Parent, the Company Board Recommendation (as defined in Section 5.08) other than as permitted pursuant to Section 5.07(e), (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company or any of its Subsidiaries to enter into or approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal (an "Acquisition Agreement") unless (A) the Board has received an Acquisition Proposal which it has reasonably determined in good faith (after having consulted with outside legal counsel and its independent financial advisors) is a Superior Acquisition Proposal and that it is necessary for the Board to terminate this Agreement or withdraw, modify or change the Company Board Recommendation in order for its directors to comply with their fiduciary duties under applicable law, (B) the Company has notified Parent in writing of the terms of the Superior Acquisition Proposal and the determinations described in clause (A) above and of its intent to take such action, and has taken into account any revised proposal made by Parent to the Company (a "Revised Parent Proposal") within three business days after Parent's receipt of such notice and again has reasonably determined in good faith after consultation with its outside legal counsel and independent financial advisors that such Acquisition Proposal (as the same may have been modified or amended) remains a Superior Acquisition Proposal, and (C) if a Revised Parent Proposal has been made, and such Acquisition Proposal had been modified or amended prior to the Board's re-determination referred to in clause (B) above, the Board has: (x) first, notified Parent of the revised terms of such Acquisition Proposal; (y) second, established a deadline, and notified Parent and the person making such Acquisition Proposal thereof, to occur not less than three nor more than seven business days after giving such notice, for the submission of final proposals from both Parent and such person; and (z) within seven business days after such deadline, has again reasonably determined in good faith after consultation with its outside legal counsel and independent financial advisors that such Acquisition Proposal remains a Superior Acquisition Proposal and has notified Parent of such determination.

     (d) The term "Acquisition Proposal" shall mean any offer or proposal (whether or not in writing and whether or not delivered to the Company's stockholders generally), from any person to acquire, in a single transaction or series of transactions, by merger, tender offer, stock acquisition, asset acquisition, consolidation, liquidation, business combination or otherwise (i) at least 15% of any class of equity securities of the Company or one or more of its Subsidiaries which in the aggregate constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (ii) assets of the Company and/or one or more of its Subsidiaries which in the aggregate constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The term "Superior Acquisition Proposal" shall mean any bona fide unsolicited written Acquisition Proposal (x) on terms more favorable to the holders of Shares than the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the transactions contemplated by this Agreement) and (y) reasonably capable of being completed, taking into account the identity of the person or persons making the proposal and all financial, regulatory, legal and other aspects of such proposal.

     (e) Nothing in this Agreement shall prohibit or restrict the Board, in circumstances not involving an Acquisition Proposal, from amending, modifying or withdrawing the Company Board Recommendation to the extent that the Board determines in good faith (after consultation with outside legal counsel) that such action is necessary under applicable law in order for the directors to comply with their fiduciary duties to the Company's stockholders. The Company shall give Parent and Merger Sub written notice of any such action taken by the Board not later than the business day next succeeding the day on which such action is taken, setting forth in reasonable detail the action taken and the basis therefor.

     Section 5.08. PREPARATION OF THE PROXY STATEMENT.

     (a) As soon as reasonably practicable following the date of this Agreement, the Company shall prepare a preliminary proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, the "Proxy Statement") and file the Proxy Statement with the SEC. The Proxy Statement shall include a recommendation of the Board (the "Company Board Recommendation") that its stockholders vote in favor of the Merger and this Agreement (subject to Section 5.07 hereof). The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable and, in any event, within five (5) business days after the Proxy Statement is cleared by the SEC.

     (b) If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Proxy Statement, the Company shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or of additional requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC with respect to the Proxy Statement. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by, and replies to comments of, the SEC before their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC.

     Section 5.09. STOCKHOLDER'S MEETING. The Company shall, through its Board, take all action necessary, in accordance with and subject to the DGCL and its certificate of incorporation and bylaws, to duly call, give notice of and convene and hold a special meeting of its stockholders not earlier than thirty
(30) calendar days, but in no event later than fifty (50) calendar days, after the Proxy Statement is first mailed to stockholders, to consider and vote upon the adoption and approval of this Agreement and the Merger (such special stockholder meeting, the "Special Meeting"), PROVIDED that such later date may be extended to the extent reasonably necessary to permit the Company to file and distribute any material amendment to the Proxy Statement as is required by applicable law. The Company shall include in the Proxy Statement the Company Board Recommendation and the Board shall use its reasonable best efforts to obtain the approval of the Merger and this Agreement, subject to the duties of the Board to make any further disclosure to the stockholders (which shall not, unless expressly stated, constitute a withdrawal or adverse modification of such recommendation) and subject to the right to withdraw, modify or change such recommendation in accordance with Section 5.07 hereof. If the Board withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or resolves to do any of the foregoing, the Company shall nevertheless remain obligated to call, give notice of, convene and hold the Special Meeting.

     Section 5.10. NOTIFICATION OF CERTAIN MATTERS. Parent and the Company shall use their reasonable best efforts to promptly notify each other of: (a) any notice or other communication from any person alleging that the Consent of such person is or may be required in connection with the transactions contemplated by this Agreement if such Consent would be material to the transactions; (b) any material notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or regarding any violation, or alleged violation of law; (c) any actions, suits, claims, investigations or proceedings in connection with the transactions contemplated by this Agreement commenced or, to the best of its knowledge, threatened against or involving or otherwise affecting the Company or any of its Subsidiaries; or (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article VI not to be satisfied; PROVIDED, HOWEVER, that no such notification, nor the obligation to make such notification, shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder.

     Section 5.11. STATE TAKEOVER LAWS.

     (a) If any "fair price," "moratorium," "control share acquisition," "interested stockholder" or other similar anti-takeover statute or regulation (each a "Takeover Statute") (including the Interested Stockholder Statute) is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of such Takeover Statutes.

     (b) Without limiting the terms of Section 5.07, the Company covenants and agrees that it will not take any action that would make the Interested Stockholder Statute, any other Takeover Statute or Article TENTH of the Company's certificate of incorporation inapplicable to an Acquisition Proposal (other than the Merger).

     Section 5.12. STOCKHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense of any stockholder litigation against the Company and/or its officers or directors relating to the transactions contemplated by this Agreement.

     Section 5.13. MERGER SUB. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     Section 5.14. NO ACQUISITION OF SHARES. Neither Parent nor any of its Subsidiaries shall acquire beneficial ownership of any additional Shares prior to the earlier of the termination of this Agreement or the Effective Time.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 6.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     (a) STOCKHOLDER APPROVAL. The stockholders of the Company shall have duly adopted this Agreement, pursuant to the requirements of the Company's certificate of incorporation and by-laws and applicable law.

     (b) INJUNCTIONS; ILLEGALITY. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the Merger illegal.

     (c) HSR. Any applicable waiting period (or any extension thereof), filings or approvals under the HSR Act or any of the other applicable statutes or regulations identified on Section 6.01(c) of the Company Disclosure Schedule required to consummate the Merger under applicable law shall have expired, been terminated, been made or been obtained.

     Section 6.02. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further conditions:

     (a) PERFORMANCE. The Company shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it on or prior to the Closing Date.

     (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement, to the extent qualified by Material Adverse Effect, shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date. The representations and warranties of the Company contained in this Agreement that are not so qualified by Material Adverse Effect, including those representations and warranties that are qualified by "material respects" or other similar phrases, shall be true and correct at and as of the Closing Date as if made at and as of such time (without giving effect to such qualifications of "material respects" or any other similar phrase), except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and except for such failures to be true and correct that would not have a Material Adverse Effect on the Company. Parent shall have received a certificate of the Company, executed by the Chief Executive Officer and Chief Financial Officer of the Company, as to the satisfaction of the conditions set forth in Sections 6.02(a) and (b).

     (c) CONSENTS. The Consents of third parties or Governmental Entities, including filings, if any, with Governmental Entities, set forth in Section 6.02(c) of the Company Disclosure Schedule (the "Closing Consents") shall have been obtained or made.

     Section 6.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following further conditions:

     (a) PERFORMANCE. Each of Parent and the Merger Sub shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it on or prior to the Closing Date.

     (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and the Merger Sub contained in this Agreement, to the extent qualified with respect to materiality, shall be true and correct in all respects, and, to the extent not so qualified, shall be true and correct in all material respects, at and as of the Closing Date as if made at and as of such time, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date. The Company shall have received certificates of each of Parent and Merger Sub, executed by their respective Chief Executive Officer and Chief Financial Officer, as to the satisfaction of the conditions set forth in Sections 6.03(a) and (b).

                                  ARTICLE VII

                        TERMINATION; AMENDMENTS; WAIVER

     Section 7.01. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

     (a) by the mutual written consent of Parent and the Company;

     (b) by Parent or the Company, if the Effective Time shall not have occurred on or prior to October 23, 2004 (as extended pursuant to the following proviso, the "Initial Termination Date"); PROVIDED that if the Company does not file a Notification and Report Form, including required exhibits and schedules, relating to the Merger and the transactions contemplated by this Agreement, as required by the HSR Act within thirty (30) calendar days after the date of this Agreement, or within such longer period as may have been agreed to pursuant to
Section 5.04(a), the Initial Termination Date shall be extended by the number of calendar days in excess of thirty (30) (or, if applicable, the number of days in such longer period) that elapse after the date of this Agreement prior to the date on which the Company makes such filing; PROVIDED, FURTHER, that if all of the conditions set forth in Article VI have been satisfied other than (x) the conditions (the "HSR Conditions") set forth in Section 6.01(b) (to the extent that the order, judgment, decree, injunction or ruling relates to a violation or alleged violation of antitrust, trade regulation or competition laws) or Section 6.01(c), (y) the last sentence of Section 6.02(b) and (z) the last sentence of
Section 6.03(b), as of the Initial Termination Date, the Initial Termination Date shall be automatically extended to January 23, 2005 (except that such date shall be deemed to have been extended by the same number of days, if any, as the Initial Termination Date shall have been extended pursuant to the first proviso set forth above) (the "Final Termination Date") and Parent, Merger Sub or the Company shall be entitled to terminate this Agreement under this Section 7.01(b) only if the Effective Time shall not have occurred on or prior to the Final Termination Date; PROVIDED, FURTHER that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose breach of the covenants set forth in Sections 5.03(a), 5.04, 5.08 or 5.09 has been the cause of, or resulted in, the failure of the Merger to be consummated by the Initial Termination Date or the Final Termination Date, as applicable;

     (c) by Parent or the Company if any court or other Governmental
Entity shall have issued, enacted, entered, promulgated or enforced any law, order, judgment, decree, injunction or ruling or taken any other action (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the Merger and such law, order, judgment, decree, injunction, ruling or other action shall have become final and nonappealable; PROVIDED that the party seeking to terminate pursuant to this Section 7.01(c) shall have used its reasonable best efforts to challenge such law, order, judgment, decree, injunction or ruling;

     (d) by the Company, (i) if there shall have occurred, on the part of Parent or Merger Sub, a breach of any representation, warranty, covenant or agreement contained in this Agreement that (x) would result in a failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (y) which is not curable or, if curable, is not cured within thirty (30) calendar days after written notice of such breach is given by the Company to Parent, or (ii) if a third party, including any group, shall have made a Superior Acquisition Proposal and the Board has taken any of the actions referred to in clauses (i),
(ii) or (iii) of Section 5.07(c) (but only after compliance by the Board and the Company with the requirements of clauses (A), (B) and (C) thereof);

     (e) by Parent, if there shall have occurred, on the part of the Company, a breach of any representation, warranty, covenant or agreement contained in this Agreement that (x) would result in a failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (y) which is not curable or, if curable, is not cured within thirty (30) calendar days after written notice of such breach is given by Parent to the Company;

     (f) by Parent or the Company, if a Special Meeting has been duly held and the requisite stockholder approval referred to in Section 6.01(a) shall not have been obtained by reason of the failure to obtain the requisite vote at such Special Meeting or at any adjournment or postponement thereof; or

     (g) by Parent, if any of the following shall have occurred: (i) the Board (or any committee thereof) shall have failed to recommend that the Company's stockholders vote to adopt this Agreement and approve the Merger, or shall have withdrawn or modified its recommendation in a manner adverse to Parent; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Board has determined and believes that the Merger is in the best interests of the Company's stockholders; (iii) the Company shall have entered into any Acquisition Agreement relating to any Acquisition Proposal or there shall have been consummated a transaction with respect to an Acquisition Proposal; (iv) a tender or exchange offer relating to Shares shall have been commenced and the Company shall not have published or sent to its stockholders, within fifteen business days after the commencement of such tender or exchange offer, a statement disclosing that the Board recommends rejection of such tender or exchange offer; or (v) the Board shall have recommended acceptance of a third party tender or exchange offer relating to Shares; provided that any termination pursuant to clause (i) or (ii) above shall have occurred prior to the Special Meeting.

     Section 7.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than pursuant to the provisions of this Section 7.02, Section 7.03, Article VIII (excluding Section 8.01 and
Section 8.11) and the confidentiality obligations set forth in Section 5.02, which shall survive any such termination. Nothing contained in this Section 7.02 shall relieve any party from liability for any breach of this Agreement.

     Section 7.03. FEES AND EXPENSES.

     (a) Whether or not the Merger is consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     (b) In the event (x) the Company shall have terminated this Agreement pursuant to Section 7.01(d)(ii), (y) Parent shall have terminated this Agreement pursuant to clauses (i), (ii), (iii) or (v) of Section 7.01(g) or (z) Parent or the Company shall have terminated this Agreement pursuant to Section 7.01(f) or
Section 7.01(g)(iv) and, after the date of this Agreement but prior to the date of the Special Meeting, any person (other than Parent, Merger Sub or their respective affiliates) has made to the Company an Acquisition Proposal or shall have publicly announced an intention (whether or not conditional) to make a proposal or offer relating to an Acquisition Proposal and, within twelve (12) months following such termination, the Company or any of its Subsidiaries, directly or indirectly, (i) enters into a definitive agreement for an Acquisition Proposal with any person who has made an Acquisition Proposal or any affiliate of such person between the date of this Agreement and the date of such termination or (ii) consummates a transaction with respect to an Acquisition Proposal with any person (provided that, for purposes of this Section 7.03(b)(z), all references to 15% in the definition of Acquisition Proposal shall be deemed to be 50%), then the Company shall promptly (and, in any event, within three business days after the later of such termination by Parent, the execution of a definitive agreement for an Acquisition Proposal or the consummation of such Acquisition Proposal, as applicable, or in the case of such termination by the Company, immediately upon such termination) pay to Parent a termination fee of $12 million (the "Parent Termination Fee"). The Parent Termination Fee shall be payable by wire transfer of immediately available funds.

     (c) In the event this Agreement is terminated pursuant to Section
7.01(b) or Section 7.01(c) as a result of the failure to satisfy the HSR Conditions and provided that the condition set forth in Section 6.01(a) and all conditions to the obligation of Parent and Merger Sub set forth in Section 6.02 had been satisfied on the date this Agreement is terminated (other than the condition set forth in the last sentence of Section 6.02(b)), Merger Sub shall promptly (and, in any event, within three business days after such termination) pay to the Company the sum of $30 million (the "Termination and Expense Reimbursement Fee"), which shall include, up to the full amount thereof, reimbursement to the Company of all Merger Fees. The Company shall deliver to Parent and Merger Sub a statement, in reasonable detail, of all Merger Fees as promptly as practicable following such termination of this Agreement. The Termination and Expense Reimbursement Fee shall be payable by wire transfer of immediately available funds. The Termination and Expense Reimbursement Fee shall be unconditionally guaranteed by Luxottica

U.S. Holdings pursuant to that certain Guarantee, in the form attached hereto as Exhibit C, executed and delivered by it concurrently herewith.

     (d) The parties hereto agree that the provisions contained in this
Section 7.03 are an integral part of the transactions contemplated by this Agreement, that the damages resulting from the termination of this Agreement as set forth in Sections 7.03(b) and (c) of this Agreement are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Sections 7.03(b) and (c) hereof are reasonable forecasts of the actual damages which may be incurred by the parties under such circumstances. The amounts payable pursuant to Sections 7.03(b) and (c) hereof constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event of termination of this Agreement on the bases specified in such Sections. If either party fails to pay to the other party any amounts due under Sections 7.03(b) and
(c), as applicable, in accordance with the terms hereof, the breaching party shall pay the costs and expenses (including legal fees and expenses) of the other party in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

     (e) Any amounts not paid when due pursuant to this Section 7.03 shall bear interest from the date such payment is due until the date paid at a rate equal to the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

     Section 7.04. AMENDMENT. This Agreement may be amended by the Company, Parent and Merger Sub at any time before or after any approval of this Agreement by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Price or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     Section 7.05. EXTENSION; WAIVER. Subject to the express limitations herein, at any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.01. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in
Section 1.09, Section 1.10, Section 2.01, Section 5.03(c), Section 5.06, Section
5.13 and Article VIII shall survive the Effective Time for the applicable statute of limitations (except to the extent a shorter period of time is explicitly specified therein).

     Section 8.02. ENTIRE AGREEMENT; ASSIGNMENT.

     (a) This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

     (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except as set forth in the last sentence of Section 1.01). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 8.03. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

     Section 8.04. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

      If to Parent or Merger Sub:

            Luxottica Group S.p.A.
            Via C. Cantu 2
            20123 Milan, Italy
            Facsimile:  011-39-02-8699-6550
            Attention:  Enrico Cavatorta,
                         Chief Financial Officer

            with a copy to:

            Winston & Strawn LLP
            200 Park Avenue
            New York, New York  10166
            Facsimile:  (212) 294-4700
            Attention:  Jonathan Goldstein

            If to the Company:

            Cole National Corporation
            1925 Enterprise Parkway
            Twinsburg, Ohio 44087
            Facsimile:  (330) 486-3378
            Attention:  Larry Pollock,
                         President and Chief Executive Officer
            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York 10019
            Facsimile:  (212) 403-2000
            Attention:  Eric S. Robinson

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     Section 8.05. GOVERNING LAW; JURISDICTION.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (b) In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court within the District of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or any federal court within the District of Delaware, (iv) consents to service of process by first class certified mail, return receipt requested, postage prepaid, or by overnight courier, to the address at which such party is to receive notice and (v) waives any objection to the laying of venue with respect to such dispute in the Court of Chancery of the State of Delaware or any federal court within the District of Delaware and waives and agrees not to plead or claim in any such court that any such dispute brought in any such court has been brought in an inconvenient forum.

     Section 8.06. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS

AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 8.06.

     Section 8.07. DESCRIPTIVE HEADINGS, ETC. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement unless otherwise expressly noted.

     Section 8.08. COUNTERPARTS; EXECUTION AND DELIVERY BY FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile, with such delivery to be as effective as delivery of an originally executed counterpart hereof, followed promptly by delivery of an originally executed counterpart.

     Section 8.09. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as set forth in Sections 5.06(a), (b) and (c) nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.10. CERTAIN DEFINITIONS. Certain terms used in this Agreement are defined as follows:

     (a) the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise, and a person shall be deemed to control another person if the controlling person owns 25% or more of any class of voting securities (or other ownership interest) of the controlled person; provided that none of HAL and Pearle Europe B.V., and their respective affiliates, shall be deemed to be affiliates of the Company or its Subsidiaries;

     (b) the term "business day" shall mean each day other than a Saturday, Sunday or a day on which commercial banks and national stock exchanges located in New York, New York, or Milan, Italy are closed or authorized by law to close;

     (c) the term "ordinary course of business," as applicable to the Company and its Subsidiaries, shall mean the ordinary course of business of the Company and its Subsidiaries as heretofore conducted;

     (d) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

     (e) the term "SEC Investigation Matters" shall mean the SEC investigation referred to in footnote 7 of the Notes to Condensed Consolidated Financial Statements of the Company contained in the Company's quarterly report on Form 10-Q for its fiscal quarter ended November 1, 2003 (the "SEC Investigation"), or any litigation or other investigation arising out of the Company's restatement in May, 2003, of certain of the Company's financial statements, or events or occurrences relating to any of the Company's rights under any indemnity agreement under which any current or former director, officer or employee of the Company or any of its Subsidiaries could or would be indemnified in respect of the SEC Investigation or any such other litigation or investigation, or disputes, occurrences or events relating to any rights of the Company in respect of any insurance policy that could provide insurance coverage to the Company in respect of the SEC Investigation, any such other litigation or investigation, or any obligation under any such indemnity agreement.

     Section 8.11. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, except as otherwise provided in Section 7.03(d).

                            [signature page follows]

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.


                                    LUXOTTICA GROUP S.P.A.


                                    By: /s/ Enrico Cavatorta
                                       ---------------------------------
                                       Name:  Enrico Cavatorta
                                       Title: Chief Financial Officer


                                    COLORADO ACQUISITION CORP.


                                    By: /s/ Vito Giannola
                                       ---------------------------------
                                       Name:  Vito Giannola
                                       Title: Chief Financial Officer and
                                                Treasurer


                                    COLE NATIONAL CORPORATION


                                    By: /s/ Larry Pollock
                                       ---------------------------------
                                       Name:  Larry Pollock
                                       Title: President and Chief Executive
                                                Officer

                                    Exhibit A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            COLE NATIONAL CORPORATION

      Cole National Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The original Certificate of Incorporation was filed with the Secretary of State on May 31, 1984 under the name "CNC Holding Corporation", a Restated Certificate of Incorporation was filed on October 13, 1992, a Certificate of Correction was filed on February 25, 1994, a Certificate of Amendment was filed on March 2, 1994, a Restated Certificate of Incorporation was filed on April 18, 1994 and a Certificate of Amendment of the Restated Certificate of Incorporation was filed on June 12, 1997.

      2. This Amended and Restated Certificate of Incorporation amends and restates the corporation's Restated Certificate of Incorporation, to read in its entirety as follows:

      FIRST. The name of the corporation is Cole National Corporation

      SECOND. The address of the corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 3,000. All such shares are to be Common Stock, par value of $.001 per share, and are to be of one class.

      FIFTH.  Subject  to the rights of the  holders of any series of  Preferred
Stock:

            (a) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing of such stockholders; and

            (b) special meetings of stockholders of the corporation may be called only by (i) the Chairman of the Board, (ii) the President of the corporation, (iii) the Secretary of the corporation, (iv) the Secretary of the corporation within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the corporation would have if there were no vacancies (the

      "Whole Board"), and (v) the Secretary of the corporation within 10 calendar days after receipt of written requests of a majority of the Voting Stock. For purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" means stock of the Corporation of any class or series entitled to vote generally in the election of Directors.

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

            At any annual meeting or special meeting of stockholders of the corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the by-laws of the corporation. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article FIFTH.

      SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

      SEVENTH. Each person who is or was or had agreed to become a director or officer of the corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the GCL or any other applicable laws as presently or hereafter in effect. Without limiting the generality of the effect of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

      EIGHTH: To the full extent permitted by the GCL or any other applicable laws presently or hereafter in effect, no director of the corporation shall be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the corporation. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the corporation existing immediately prior to such repeal or modification.

      NINTH: Section 1. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the corporation will not engage in any Business Combination with any Interested Stockholder for a period of three years following the date that such stockholder became an Interested Stockholder, unless (a) prior to such date the Board of Directors approved the transaction that resulted in the stockholder becoming an Interested Stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the Voting Stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by
(i) Persons who are Directors and also officers of the corporation and (ii) employee stock plans maintained by the corporation or any direct or indirect majority-owned subsidiary of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the Voting Stock which is not Owned by the Interested Stockholder.

      Section 2. EXCEPTIONS. The restrictions contained in Section 1 of this Article NINTH will not apply if:

            (a) a stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests sufficient shares so that such stockholder ceases to be an Interested Stockholder and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition; or

            (b) the Business Combination is proposed prior to the consummation or abandonment and subsequent to the earlier of the public announcement or the notice required under this paragraph (b) of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph (b); (ii) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one) who were Directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence of this paragraph (b) are limited to (x) a merger or consolidation of the corporation (except for a merger in respect of which, pursuant to Section 251(f) of the GCL, no vote of the stockholders of the corporation is or would have been required), (y) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation (other than to any direct or indirect wholly owned subsidiary of the corporation or to the corporation) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the corporation determined on a consolidated basis of the aggregate market value of all the outstanding stock of the corporation, or
     (z) a proposed tender or exchange offer for 50% or more of the outstanding Voting Stock. The corporation will give at least 20 calendar days notice to all Interested Stockholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence or this paragraph (b).

      Section 3.  CERTAIN DEFINITIONS.  For purposes of this Article NINTH:

            (a) "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled By, or is Under Common Control With (each as hereinafter defined) another Person.

            (b) "Associate," when used to indicate a relationship with any Person, means (i) any corporation or organization of which such Person is a Director, officer, or partner or is, directly or indirectly, the Owner of 20% or more of any class of Voting Stock, (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

            (c) "Business Combination" means:

                  (i) any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (A) the Interested Stockholder or (B) with any other corporation if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 1 of this Article NINTH is not applicable to the surviving corporation;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

                  (iii) any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the Interested Stockholder, except (A) pursuant to the exercise, exchange, or conversion of securities exercisable for, exchangeable for, or convertible into stock of the corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such, (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange, or conversion of securities exercisable for, exchangeable for, or convertible into stock of the corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the corporation subsequent to the time the Interested Stockholder became such, (C) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of such stock, or (D) any issuance or transfer of stock by the corporation; PROVIDED, HOWEVER, that in no case under subclauses (B), (C), or (D) of this clause (iii) will there be an increase in the Interested Stockholder's proportionate share of the stock of any class or series of the corporation or of the Voting Stock;

                  (iv) any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or

                  (v) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in clauses (i) - (iv) of this paragraph (c)) provided by or through the corporation or any direct or indirect majority-owned subsidiary of the corporation.

            (d) "Control," including the terms "Controlling," "Controlled by," and "Under Common Control With," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract, or otherwise. A Person who is the Owner of 20% or more of a corporation's outstanding stock entitled to vote generally in the election of directors will be presumed to have Control of such corporation, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the forgoing, a presumption of Control will not apply where such Person holds voting stock, in good faith and not for the purpose of circumventing this Article NINTH, as an agent, bank, broker, nominee, custodian, or trustee for one or more Owners who do not individually or as a group have Control of such corporation.

            (e) "Interested Stockholder" means any Person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the Owner of 15% or more of the Voting Stock or
      (ii) is an Affiliate or Associate of the corporation and was the Owner of 15% or more of the outstanding Voting Stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person; PROVIDED, HOWEVER, that the term Interested Stockholder will not include any Person whose Ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation unless and until such Person thereafter acquires additional shares of Voting Stock, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock deemed to be outstanding will include stock deemed to be Owned by such Person through application of paragraph (f) of this Section 3 but will not include any other unissued stock of the corporation that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, options, or other rights.

            (f) "Owner" including the terms "Own," "Owned," and "Ownership" when used with respect to any stock means a Person that individually or with or through any of its Affiliates or Associates:

                  (i) beneficially owns such stock, directly or indirectly; or

                  (ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights; PROVIDED, HOWEVER, that a Person will not be deemed the Owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange or (B) the right to vote such stock pursuant to any agreement, arrangement, or understanding; PROVIDED, HOWEVER, that a Person will not be deemed to be the Owner of any stock because of such Person's right to vote such stock if the agreement, arrangement, or understanding to vote such stock arises solely from a revocable proxy given in response to a proxy solicitation made to 10 or more persons; or

                  (iii) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy as described in subclause (B) of clause
                  (ii) of this paragraph (f)), or disposing of such stock with any other Person that
                    beneficially   owns,  or  whose   Affiliates  or  Associates
                    beneficially own, directly or indirectly such stock; PROVIDED, HOWEVER, that a Person may not be deemed to Own any stock solely as a result of such Person being a party to a stockholders agreement to which the corporation is a party.

            (g)  "Person"  means  any  individual,   corporation,   partnership,
      unincorporated association, or other entity.

            Section 4. POWERS OF THE BOARD OF DIRECTORS. For purposes of this Article NINTH, a majority of the Whole Board will have the power to make all determinations pursuant to this Article NINTH, including with respect to (a) whether a Person is an Interested Stockholder, (b) the number of shares of Voting Stock owned by a Person, (c) whether a Person is an Affiliate or Associate of another Person, and (d) the aggregate fair market value of assets and stock of the corporation.

            Section 5. INTERPRETATIONS. Each of the provisions of this Article NINTH that is also a part of Section 203 of the GCL will be interpreted in a manner consistent with the judicial interpretations that have been, or may in the future be, rendered with respect to such provisions of Section 203 of the GCL.

            Section 6. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article NINTH.

      TENTH: The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

                                    Exhibit B

                                     BY-LAWS

                                       OF

                            COLE NATIONAL CORPORATION

              ----------------------------------------------------


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS
                            ------------------------


         Section 1.1. ANNUAL MEETINGS. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 1.3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation.

         Section 1.4. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5. QUORUM. Except as otherwise provided by law, the certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 1.6. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7. VOTING; PROXIES. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these by-laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

         Section 1.8. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 1.9. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting
(i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or
(ii) during ordinary business hours at the principal place of business of the corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.10. ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

         Section 1.11. INSPECTORS OF ELECTION. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

         Section 1.12. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following:
(i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

          Section 2.1. NUMBER; QUALIFICATIONS. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

         Section 2.2. ELECTION; RESIGNATION; VACANCIES. The Board of Directors shall initially consist of the persons named as directors in the certificate of incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director's earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

         Section 2.3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

         Section 2.4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

         Section 2.5. TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         Section 2.6. QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these by-laws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.7. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.8. ACTION BY UNANIMOUS CONSENT OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

                                   ARTICLE III

                                   COMMITTEES
                                   ----------

         Section 3.1. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation.

The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

         Section 3.2. COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

         Section 4.1. EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 4.2. POWERS AND DUTIES OF EXECUTIVE OFFICERS. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

         Section 4.3. APPOINTING ATTORNEYS AND AGENTS; VOTING SECURITIES OF OTHER ENTITIES. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or the Vice President.

                                    ARTICLE V

                                      STOCK
                                      -----

         Section 5.1. CERTIFICATES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Section 5.2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

          Section  6.1.  INDEMNIFICATION. The  corporation shall  indemnify  any
person   entitled   to   indemnification  as  provided  in  the  certificate  of
incorporation,  as further amended (the "Indemnitee").

          Section 6.2. EXPENSES PAYABLE IN ADVANCE. Expenses (including, without limitation, attorneys' and others' fees and expenses) incurred by an Indemnitee in defending any actual or threatened civil, criminal, administrative or investigative action, suit, proceeding or claim shall be payable by the corporation in advance of the final disposition thereof, as authorized by the Board of Directors pursuant to this Section 6.2. For purposes of determining whether to authorize advancement of expenses, unless otherwise provided in a written agreement for indemnification between the Indemnitee and the corporation, the Indemnitee shall submit to the Board of Directors a sworn statement of request for advancement of expenses averring that (i) the Indemnitee has reasonably incurred or will reasonably incur actual expenses in defending an actual civil, criminal, administrative or investigative action, suit, proceeding or claim and (ii) the Indemnitee undertakes to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified by the corporation under any of the certificate of incorporation, these by-laws of any written agreement for indemnification. Upon receipt of such a sworn statement, the Board of Directors shall within 10 calendar days authorize immediate payment of the expenses stated in the sworn statement, whereupon such payments shall immediately be made by the corporation. No security shall be required in connection with any sworn statement and any sworn statement shall be accepted without reference to the Indemnitee's ability to make repayment.

                                   ARTICLE  VII

                                  MISCELLANEOUS
                                  -------------

         Section 7.1. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

         Section 7.2. SEAL. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 7.3. MANNER OF NOTICE. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

         Section 7.4. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

         Section 7.5. FORM OF RECORDS. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

         Section 7.6. AMENDMENT OF BY-LAWS. These by-laws may be altered, amended or repealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

                                                                  EXECUTION COPY

                                    GUARANTEE


           This Guarantee is made as of the 23 day of January, 2004 by LUXOTTICA U.S. HOLDINGS CORP., a Delaware corporation (the "Guarantor"), in favor and for the benefit of COLE NATIONAL CORPORATION, a Delaware corporation (the "Cole").

                               W I T N E S S E T H

            WHEREAS, the Guarantor beneficially owns all of the issued and outstanding stock of Colorado Acquisition Corp., a Delaware corporation (the "Payor"); and

            WHEREAS, the Payor has entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), with Cole and Luxottica Group S.p.A. ("Parent"), pursuant to which Parent has agreed to acquire all of the outstanding shares of capital stock of Colorado through the merger (the "Merger") of the Payor with and into Colorado; and

            WHEREAS, pursuant to Section 7.03(c) of the Merger Agreement, if the Merger Agreement is terminated under certain circumstances, Payor has agreed to pay to Cole the Termination and Expense Reimbursement Fee, which shall include, up to the full amount thereof, reimbursement to Cole of all Merger Fees; and

            WHEREAS, as an inducement to Cole to enter into the Merger Agreement, Guarantor has agreed to guarantee Payor's obligation to pay the Termination and Expense Reimbursement Fee;

            NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

            1. DEFINED TERMS. (a) Unless otherwise defined herein, terms defined in the Merger Agreement and used herein shall have the meanings given to them in the Merger Agreement.

            (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and paragraph references are to this Guarantee unless otherwise specified.

            (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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

            2. GUARANTEE. Subject to the provisions hereof, the Guarantor hereby unconditionally guarantees to Cole the due and punctual payment of the Termination and Expense Reimbursement Fee by Payor when the same shall become due and payable. Guarantor's liability hereunder shall be and is specifically limited to payment of the Termination and Expense Reimbursement Fee expressly required to be made in accordance with the terms of the Merger Agreement and except to the extent specifically provided herein or in the Merger Agreement, in no event shall Guarantor be subject hereunder to consequential, exemplary, equitable, loss of profits, punitive, tort, or any other damages, costs, or attorney's fees. The Guarantor and Cole agree that this Guarantee constitutes a guarantee of payment and not of collection. The Guarantor agrees to pay, on demand, and to save Cole harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel) incurred or expended by or on behalf of Cole in connection with the enforcement of or preservation of any rights under this Guarantee.

            3. GUARANTEE ABSOLUTE AND UNCONDITIONAL. (a) The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of (i) the validity or enforceability of the Merger Agreement, (ii) any amendment to or modification of any of the terms or provisions of the Merger Agreement, (iii) the absence of any action to enforce the Merger Agreement against the Payor, (iv) any waiver or consent by Cole with respect to any provisions of the Merger Agreement, or (v) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent either vary the risk of the Guarantor as an obligor in respect of the obligations provided for in this Guarantee or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all of its obligations under this Guarantee). The Guarantor hereby waives demand of and protest of the Termination and Expense Reimbursement Fee and also waives notice of protest for nonpayment, any right to require a proceeding first against the Payor, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligation to pay the Termination and Expense Reimbursement Fee in accordance with the Merger Agreement.

            4. TERMINATION. This Guarantee shall remain in full force and effect until the earliest to occur of: (i) the indefeasible payment in full of the entire Termination and Expense Reimbursement Fee, (ii) termination of the Merger Agreement in accordance with its terms without any obligation on the part of Payor to pay the Termination and Expense Reimbursement Fee, or (iii) consummation of the Merger. Thereafter, Cole shall take such action and execute such documents as the Guarantor may request in order to evidence the termination of this Guarantee.

            5. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to, and agrees with, Cole that:

                  (a) Guarantor is duly organized and validly existing as a corporation under the laws of the State of Delaware;

                  (b) Guarantor has duly taken all necessary corporate action to authorize, and has all necessary corporate power and authority to execute and deliver, this Guarantee and to perform the obligations of Guarantor pursuant to this Guarantee. This

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

Guarantee has been duly executed and delivered by Guarantor and is the valid, binding and enforceable obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or
(ii) general principles of equity, whether considered in a proceeding in equity or at law;

                  (c) The execution and delivery of this Guarantee by Guarantor, and its performance of its obligations under this Guarantee, do not and will not
(i) violate or conflict with any provision of the charter documents or bylaws of Guarantor, (ii) conflict with any law, rule or regulation, order, writ, injunction, decree, award, or any agreement, instrument, indenture, deed or any other restriction, to which Guarantor is subject or a party; and

                  (d) Each of LensCrafters Inc. and Avant-Garde Optics LLC are, and at all times during the term of this Guarantee will be, indirectly wholly owned subsidiaries of Guarantor.

            6. SUBROGATION. The Guarantor shall be subrogated to all rights of Cole against the Payor in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; PROVIDED, HOWEVER, that so long as any of the Termination and Expense Reimbursement Fee shall remain unsatisfied, all rights of the Guarantor against the Payor based upon such right of subrogation shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Termination and Expense Reimbursement Fee to Cole.

            7. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Termination and Expense Reimbursement Fee is rescinded or must otherwise be restored or returned by Cole upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Payor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Payor or any substantial part of its property, or otherwise, all as though such payments had not been made.

            8. PAYMENTS. The Guarantor hereby agrees that if it is required hereunder to pay the Termination and Expense Reimbursement Fee, it will be paid to Cole, by wire transfer of immediately available funds, to the wire transfer address specified in a notice given by Cole to it.

            9. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

            If to Guarantor:

            Luxottica U.S. Holdings Corp.
            c/o Luxottica Group S.p.A.
            Via C. Cantu, 2
            20123 Milan
            Italy

            Facsimile:  011-39-02-8699-6550
            Attention:  Enrico Cavatorta,
                         Vice President

            with a copy to:

            Winston & Strawn LLP
            200 Park Avenue
            New York, New York  10166
            Facsimile:  (212) 294-4700
            Attention:  Jonathan Goldstein

            If to Cole:

            Cole National Corporation
            1925 Enterprise Parkway
            Twinsburg, Ohio 44087
            Facsimile:  (330) 486-3378
            Attention:  Larry Pollock,
                        President and Chief
                        Executive Officer

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York 10019
            Facsimile:  (212) 403-2000
            Attention:  Eric S. Robinson

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

            10. SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11. INTEGRATION. This Guarantee represents the entire agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations, written or oral, by Cole relative to the subject matter hereof not reflected herein.

            12. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and Cole; PROVIDED that any provision of this Guarantee may be waived by Cole in a letter or agreement executed by Cole and delivered to Guarantor pursuant hereto.

            (b) Cole shall not by any act (except by a written instrument pursuant to paragraph 12(a) hereof), be deemed to have agreed to any delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Cole, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Cole of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Cole would otherwise have on any future occasion.

            (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            13. SECTION HEADINGS. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            14. SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of Cole and its successors and assigns; provided that the Guarantor may not assign or delegate any of its rights or obligations hereunder without the express prior written consent of Cole, which Cole may grant or withhold in its sole and absolute discretion.

            14. GOVERNING LAW. This Guarantee shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.


                                    LUXOTTICA U.S. HOLDINGS CORP.


                                    By: /s/ Enrico Cavatorta
                                       ---------------------------------
                                       Name:  Enrico Cavatorta
                                       Title: Vice President